                           PURCHASE AND SALE AGREEMENT
                                 BY AND BETWEEN
                         COLORADO INTERSTATE GAS COMPANY
                           EL PASO PRODUCTION GOM INC.
                                       AND
                          CIG PRODUCTION COMPANY, L.P.
                                    AS SELLER

                                       AND

                       PIONEER NATURAL RESOURCES USA, INC.
                                    AS BUYER


                                PROPERTY PACKAGE
                              PANHANDLE AREA, TEXAS
                              KEYES AREA, OKLAHOMA
                                 GULF OF MEXICO
                                       AND
                             GREENWOOD AREA, KANSAS




PRODUCTION ASSETS

                                TABLE OF CONTENTS

                                                                                                                PAGE
1.    SALE AND PURCHASE OF THE ASSETS  ........................................................................   1
      1.1         Acquired Assets  ............................................................................   1
      1.2         Excluded Assets  ............................................................................   3
      1.3         Assumed Liabilities  ........................................................................   3
      1.4         Retained Liabilities  .......................................................................   4
      1.5         'B' Contract Document Effect  ...............................................................   4

2.    PURCHASE PRICE  .........................................................................................   4
      2.1         Purchase Price  .............................................................................   4
      2.2         Adjustments to the Base Purchase Price  .....................................................   4
      2.3         Allocation  .................................................................................   7
      2.4         Allocation for Tax Purposes  ................................................................   7

3.    CLOSING  ................................................................................................   8
      3.1         Closing  ....................................................................................   8
      3.2         Delivery by Seller  .........................................................................   8
      3.3         Delivery by Buyer  ..........................................................................   9
      3.4         Further Cooperation  ........................................................................   9
      3.5         Notice of Breach  ...........................................................................   9

4.    ACCOUNTING ADJUSTMENTS  .................................................................................  10
      4.1         Closing Adjustments  ........................................................................  10
      4.2         Strapping and Gauging  ......................................................................  10
      4.3         [INTENTIONALLY DELETED]  ....................................................................  10
      4.4         Post-Closing Adjustments  ...................................................................  10
      4.5         Suspended Funds  ............................................................................  11
      4.6         Audit Adjustments  ..........................................................................  11
      4.7         Asset Tax Refunds  ..........................................................................  12
      4.8         Capital Expenditures  .......................................................................  12
      4.9         Cooperation  ................................................................................  12
      4.10        [INTENTIONALLY DELETED]  ....................................................................  13

5.    DUE DILIGENCE; TITLE MATTERS  ...........................................................................  13
      5.1         General Access  .............................................................................  13
      5.2         Seller's Title  .............................................................................  13
      5.3         Good and Marketable Title  ..................................................................  14
      5.4         Waived Purchase Price Adjustments  ..........................................................  17
      5.5         Defect Letters  .............................................................................  17
      5.6         Effect of Title Defect  .....................................................................  19
      5.7         Possible Upward Adjustment  .................................................................  21
      5.8         Exclusive Remedy  ...........................................................................  21

6.    ENVIRONMENTAL ISSUES  ...................................................................................  21
      6.1         Resolution of Environmental Issues  .........................................................  21
      6.2         Seller's $5,000,000 Post-Closing Environmental Contribution  ................................  21
      6.3         Buyer's and Seller's 50/50 Sharing of Costs and Expenses for Certain Groundwater
                  Matters .....................................................................................  22
      6.4         Cooperation and Final Decision  .............................................................  22
      6.5         Physical Condition of the Asset  ............................................................  22
      6.6         Inspection and Testing  .....................................................................  23
      6.7         Adverse Environmental Conditions  ...........................................................  24
      6.8         Definition  .................................................................................  24
      6.9         Remediation  ................................................................................  25

7.    REPRESENTATIONS AND WARRANTIES OF SELLER  ...............................................................  25
      7.1         Seller's Representations and Warranties  ....................................................  25
      7.2         Scope of Representations of Seller  .........................................................  28

8.    REPRESENTATIONS AND WARRANTIES OF BUYER  ................................................................  29
      8.1         Buyer's Representations and Warranties  .....................................................  29

9.    CERTAIN AGREEMENTS OF SELLER  ...........................................................................  30
      9.1         Maintenance of Assets  ......................................................................  30
      9.2         Consents or Assignments  ....................................................................  31
      9.3         Preferential Rights  ........................................................................  32
      9.4         [INTENTIONALLY DELETED]  ....................................................................  32
      9.5         Records and Contracts  ......................................................................  32
      9.6         Termination of Affiliate Contracts  .........................................................  33
      9.7         Gas Quality Waiver  .........................................................................  33

10.   CERTAIN AGREEMENTS OF BUYER  ............................................................................  33
     10.1         [INTENTIONALLY DELETED]  ....................................................................  33
     10.2         Plugging Bond  ..............................................................................  33
     10.3         Seller's Logo  ..............................................................................  33
     10.4         [INTENTIONALLY DELETED]  ....................................................................  34
     10.5         Like-Kind Exchanges  ........................................................................  34
     10.6         [INTENTIONALLY DELETED]  ....................................................................  34

11.  CONDITIONS PRECEDENT TO BUYER  ...........................................................................  34
     11.1         No Litigation  ..............................................................................  34
     11.2         Representations and Warranties  .............................................................  34
     11.3         [INTENTIONALLY DELETED]  ....................................................................  34
     11.4         Acquisition of Gathering Assets  ............................................................  34
     11.5         Seller's receipt of Waiver  .................................................................  34

12.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER  .......................................................  35

     12.1         No litigation  ..............................................................................  35
     12.2         Representations and Warranties  .............................................................  35
     12.3         Waivers of Restrictions  ....................................................................  35
     12.4         Disposition of Gathering Assets  ............................................................  35

13.  TERMINATION  .............................................................................................  35
     13.1         Causes of Termination  ......................................................................  35
     13.2         Effect of Termination  ......................................................................  36

14.  INDEMNIFICATION  .........................................................................................  36
     14.1         Indemnification by seller  ..................................................................  36
     14.2         Indemnification by Buyer  ...................................................................  38
     14.3         Additional Plugging Obligations  ............................................................  39
     14.4         Notification  ...............................................................................  39
     14.5         Limitations on Damages  .....................................................................  40

15.  MISCELLANEOUS  ...........................................................................................  40
     15.1         Casualty Loss  ..............................................................................  40
     15.2         Third Party Beneficiaries  ..................................................................  41
     15.3         Competition  ................................................................................  41
     15.4         Notice   ....................................................................................  41
     15.5         Press Releases and Public Announcements   ...................................................  42
     15.6         Personnel    ................................................................................  42
     15.7         Compliance With Express Negligence Test    ..................................................  42
     15.8         Governing Law    ............................................................................  43
     15.9         Exhibits    .................................................................................  43
    15.10         Fees, expenses, Taxes and Recording   .......................................................  43
    15.11         Assignment   ................................................................................  43
    15.12         Entire Agreement    .........................................................................  44
    15.13         Severability   ..............................................................................  44
    15.14         Captions   ..................................................................................  44
    15.15         Survival   ..................................................................................  44


EXHIBITS:


A                 'B' Contract Documents
1.1(A)-1           Leases
1.1(A)-2           Wells
X                  Restrictions on the Purchase and Sale of Greenwood C-1,
                   Greenwood Field, Morton County Kansas

1.1(A)(iii)       Easements
1.2               Excluded Assets
2.2(A)(v)         Split Interest Well Imbalances
2.3               Allocation
3.2(A)            Form of Assignment
3.2(B)            Certifications of Non-Foreign Status
3.2(H)            Transition Agreement
5.3(B)            Gas Purchase, Sales, Processing and Other Agreements
5.3(B)(ii)(6)     Liens
7.1(D)            Authorization for Expenditure's
7.1(E)            Contractual Restrictions
7.1(F)            Litigation
7.1(I)            Tax Liability
7.1(L)            Valid Agreements
15.15

                             INDEX OF DEFINED TERMS

----------------------------------------------------------------------------------------------------------------------
                 DEFINED TERM                                 SECTION                              PAGE
----------------------------------------------------------------------------------------------------------------------
Administrative Fee                                              4.6                                 11
----------------------------------------------------------------------------------------------------------------------
Adverse Environmental Condition                                 6.7                                 24
----------------------------------------------------------------------------------------------------------------------
Agreement                                                    Preamble                               1
----------------------------------------------------------------------------------------------------------------------
Allocated Value/Allocated Values                                2.3                                 7
----------------------------------------------------------------------------------------------------------------------
Assets                                                          1.1                                 1
----------------------------------------------------------------------------------------------------------------------
Asset Tax                                                   2.2(A)(ii)                              5
----------------------------------------------------------------------------------------------------------------------
Assumed Liabilities                                             1.3                                 4
----------------------------------------------------------------------------------------------------------------------
Base Purchase Price                                             2.1                                 4
----------------------------------------------------------------------------------------------------------------------
'B' Contract                                                 Preamble                               1
----------------------------------------------------------------------------------------------------------------------
'B' Contract Documents                                       Preamble                               1
----------------------------------------------------------------------------------------------------------------------
Buyer                                                        Preamble                               1
----------------------------------------------------------------------------------------------------------------------
Buyer Group                                                    14.1                                 36
----------------------------------------------------------------------------------------------------------------------
Buyer's Response                                            5.5(C)(ii)                              18
----------------------------------------------------------------------------------------------------------------------
Casualty                                                      15.1(A)                               40
----------------------------------------------------------------------------------------------------------------------
Casualty Loss                                                 15.1(B)                               40
----------------------------------------------------------------------------------------------------------------------
CIG                                                          Preamble                               1
----------------------------------------------------------------------------------------------------------------------
CIGPC                                                        Preamble                               1
----------------------------------------------------------------------------------------------------------------------
Closing                                                         3.1                                 8
----------------------------------------------------------------------------------------------------------------------
Closing Adjustment Statement                                    4.1                                 7
----------------------------------------------------------------------------------------------------------------------
Closing Date                                                    3.1                                 8
----------------------------------------------------------------------------------------------------------------------
Code                                                            2.4                                 7
----------------------------------------------------------------------------------------------------------------------
Contracts                                                     1.1(C)                                2
----------------------------------------------------------------------------------------------------------------------
Effective Time                                              2.2(A)(iii)                             5
----------------------------------------------------------------------------------------------------------------------
El Paso                                                      Preamble                               1
----------------------------------------------------------------------------------------------------------------------
Environmental Laws                                            6.6(C)                                23
----------------------------------------------------------------------------------------------------------------------
ERISA                                                         15.6(B)                               42
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                 DEFINED TERM                                 SECTION                              PAGE
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
Excluded Assets                                                 1.2                                 3
----------------------------------------------------------------------------------------------------------------------
Excluded Records                                                9.5                                 32
----------------------------------------------------------------------------------------------------------------------
Gathering Initial Closing                                      11.4                                 34
----------------------------------------------------------------------------------------------------------------------
Good and Marketable                                             5.3                                 14
----------------------------------------------------------------------------------------------------------------------
Imbalance                                                   2.2(B)(vi)                              7
----------------------------------------------------------------------------------------------------------------------
Interest                                                    2.2(A)(vii)                             5
----------------------------------------------------------------------------------------------------------------------
Leases                                                        1.1(A)                                2
----------------------------------------------------------------------------------------------------------------------
Loss/Losses                                                   14.1(A)                               36
----------------------------------------------------------------------------------------------------------------------
Net Revenue Interest                                         5.3(A)(i)                              14
----------------------------------------------------------------------------------------------------------------------
NORM                                                            6.5                                 23
----------------------------------------------------------------------------------------------------------------------
Notice                                                        5.5(A)                                17
----------------------------------------------------------------------------------------------------------------------
Oil and Gas                                                   1.1(B)                                2
----------------------------------------------------------------------------------------------------------------------
PAA                                                          2.2(A)(v)                              5
----------------------------------------------------------------------------------------------------------------------
Party/Parties                                                Preamble                               1
----------------------------------------------------------------------------------------------------------------------
Permitted Encumbrances                                      5.3(B)(ii)                              14
----------------------------------------------------------------------------------------------------------------------
Pioneer Operating Agreement                                     4.6                                 11
----------------------------------------------------------------------------------------------------------------------
Post-Closing Adjustment Statement                             4.4(A)                                10
----------------------------------------------------------------------------------------------------------------------
Preferential Rights                                           9.3(A)                                32
----------------------------------------------------------------------------------------------------------------------
Purchase Price                                                  2.1                                 4
----------------------------------------------------------------------------------------------------------------------
Records                                                       1.1(J)                                3
----------------------------------------------------------------------------------------------------------------------
Related Assets                                                1.1(D)                                2
----------------------------------------------------------------------------------------------------------------------
Remediate/Remediation                                           6.8                                 24
----------------------------------------------------------------------------------------------------------------------
Seller                                                       Preamble                               1
----------------------------------------------------------------------------------------------------------------------
Seller Group                                                  6.6(B)                                23
----------------------------------------------------------------------------------------------------------------------
Seller's Response                                            5.5(C)(i)                              18
----------------------------------------------------------------------------------------------------------------------
Tax/Taxes                                                     7.1(I)                                27
----------------------------------------------------------------------------------------------------------------------
Title Benefit                                                   5.7                                 21
----------------------------------------------------------------------------------------------------------------------
Title Consultant                                            5.5(C)(iii)                             18
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                 DEFINED TERM                                 SECTION                              PAGE
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
Title Defect Hurdle Rate                                      5.5(A)                                17
----------------------------------------------------------------------------------------------------------------------
Title Defect Value                                            5.6(B)                                20
----------------------------------------------------------------------------------------------------------------------
Units                                                         1.1(A)                                2
----------------------------------------------------------------------------------------------------------------------
Valid Title Defect                                            5.5(A)                                17
----------------------------------------------------------------------------------------------------------------------
Wells                                                         1.1(A)                                2
----------------------------------------------------------------------------------------------------------------------
Working Interest/s                                           5.3(A)(i)                              14
----------------------------------------------------------------------------------------------------------------------

                           PURCHASE AND SALE AGREEMENT


         This Purchase and Sale Agreement (this "Agreement") is entered into this 8th day of April , 2002, by and between COLORADO INTERSTATE GAS COMPANY a Delaware corporation ("CIG"), and CIG PRODUCTION COMPANY, L.P., a Delaware limited partnership ("CIGPC") and EL PASO PRODUCTION GOM INC., a Delaware corporation, ("El Paso") (CIG, CIGPC , and El Paso are collectively "Seller") and PIONEER NATURAL RESOURCES USA, INC., a Delaware corporation, ("Buyer" and "Buyer" includes any qualified party designated by Buyer to acquire all or part of the Assets but only to the extent related to the Assets acquired by said designee). Buyer and Seller are collectively referred to herein as the "Parties" and sometimes individually referred to as a "Party."

                                    RECITALS:

A. Seller desires to sell to Buyer, or Buyer's designee, all of its oil, gas and mineral properties in the West Panhandle Field, Texas and other certain properties and assets on the terms and conditions set forth in this Agreement.

B. Seller and Buyer (and/or Seller's and Buyer's affiliates) are parties to certain agreements and other instruments related to certain of such properties and assets located in Texas ("'B' Contract"), which agreements and other instruments are identified on Exhibit "A" to this Agreement ("'B' Contract Documents").

C. Seller also owns certain properties and assets located in Oklahoma, offshore Gulf of Mexico and Kansas.

D. Buyer desires to purchase or have its designee purchase from Seller such Texas, Oklahoma, Gulf of Mexico and Kansas assets on the terms and conditions set forth in this Agreement.

E. Buyer and CIG contemplate entering into a Purchase and Sale Agreement for the purchase and sale of CIG's West Panhandle gas gathering system.

                                   WITNESSETH:

         In consideration of the mutual agreements contained in this Agreement, Buyer and Seller agree as follows:

1.       SALE AND PURCHASE OF THE ASSETS.

1.1 Acquired Assets. Subject to the terms and conditions of this Agreement, Seller agrees to sell, convey and deliver to Buyer and Buyer agrees to purchase and acquire or cause its designee to purchase and acquire from Seller all of Seller's right, title and interest in and to the following (collectively, the "Assets"):

         (A) All of the leasehold interests, royalty interests, working interests, net revenue interests, overriding royalty interests, payments out of production, reversionary rights, surface fee, mineral fee, and contractual rights to production in and to (i) those interests described in the leases, mineral deeds, subleases, assignments and other instruments described in Exhibit 1.1(A)-1 (collectively "Leases"); (ii) those wells described in Exhibit 1.1(A)-2 (the "Wells"); (iii) all easements, rights of way, and other rights, privileges, benefits and powers with respect to the use and occupation of the surface of, and the subsurface depths under, the land covered by the Leases including, but not limited to, those listed on Exhibit 1.1(A)(iii); (iv) all rights in respect of or pertaining to any pooled or unitized acreage located in whole or in part within each Lease, including all Oil and Gas production from the pool or unit allocated to any such Lease and all interests in any wells within the unit or pool associated with such Lease (the "Units"), regardless of whether such unit or pool production comes from wells located on or off of the boundaries of the Leases.

         (B) All of the oil and gas and associated hydrocarbons ("Oil and Gas") and all other substances in and under or otherwise attributable that are covered by the Leases and the Units or produced from the Wells.

         (C) To the extent assignable and applicable to the Assets, all licenses, servitudes, gas purchase and sale contracts (including interests and rights, if any, with respect to any prepayments, take-or-pay, buydown and buyout agreements) and casinghead gas "service agreements" to the extent that the same pertain or relate to periods after the Effective Time, as hereinafter defined, crude purchase and sale agreements, farmin agreements, farmout agreements, bottom hole agreements, acreage contribution agreements, operating agreements, unit agreements, processing agreements, options, leases of equipment or facilities, joint venture agreements, pooling agreements, transportation agreements, rights-of-way and other contracts, agreements and rights, which are owned by Seller, in whole or in part, and are appurtenant to the Leases, subject to their terms (collectively, the "Contracts"). The Contracts include, except as set forth in Section 4.6 and on Exhibits A (items numbered 3, 8, and 9) and 1.2: (i) the 'B' Contract Documents and all of Seller's rights and obligations thereunder; and (ii) the gas purchase, sales, processing and other agreements identified on Exhibit 5.3(B) and all of Seller's rights and obligations thereunder;

         (D) All of the real, personal and mixed property and facilities located in, on or adjacent to the Leases or used solely in the operation thereof which are owned by Seller, in whole or in part, including, without limitation, well equipment; well cores; casing; tanks; meters; tubing; flowlines; compressors; pumps; motors; electrical systems; fixtures; machinery and other equipment; and all other improvements used in the operation thereof (the "Related Assets").

         (E) To the extent assignable, all governmental permits, licenses and authorizations, as well as any applications for the same, related to the Leases or the use thereof.

         (F) All production of crude oil, natural gas, condensate or products in storage severed on or after the Effective Time and all other hydrocarbons and other substances and gases produced from or attributable to the Leases or Wells on and after the Effective Time;

         (G) All tenements, hereditaments and appurtenances belonging to or arising from the Wells and Leases and not otherwise excluded herein;

         (H) All rights and benefits, intangible and tangible, pertaining to the Assets and all warranties and indemnities in favor of Seller or its predecessors in interest from other parties relating to the Assets;

         (I) Every other interest in or pertaining to the West Panhandle Field, Texas, and the Assets located in Oklahoma (in the Township-Ranges T5N-R8E, T6N-R8E, T4N-R8E, T4N-R9E, and T3N-R8E) even if not described or not fully or accurately described herein, it being the intent of Seller and Buyer that Buyer receive all of Seller's interest and that Seller retain no such interest except as expressly provided otherwise herein. For the purposes of this Agreement the lands within the geographic boundary of the following fields Killgore Ranch (Red Cave); Panhandle, West; Panhandle, West (Red Cave); Panhandle, West (Red Cave North), the Panhandle Field, and Picher Creek (Red Cave) as of the date hereof (as to all of the above, both 'B' Contract Documents and non-'B' Contract Document properties) comprise the West Panhandle Field.

         (J) All of Seller's files, records and data (including electronic and physical records and data) relating to the items described in subsections (A), (B), (C), (D), (E), (F), (G), (H), and (I)
                  above, including, without limitation, title records (title curative documents); surveys, maps and drawings; contracts; correspondence; geological and seismic records and information; production records, electric logs, core data, pressure data, decline curves, graphical production curves and all related matters and construction documents except: (i) to the extent the transfer, delivery or copying of such records may be restricted by contract with a third party; (ii) all documents and instruments of Seller that may be protected by a privilege, including without limitation the attorney-client privilege and the work product privilege; and (iii) all accounting and Tax files, books, records, Tax returns and Tax work papers related to such items [collectively the "Records"].

1.2 Excluded Assets.. Notwithstanding the foregoing, the Assets shall not include, and there is excepted, reserved and excluded from the purchase and sale contemplated herein those items listed in Exhibit 1.2 (the "Excluded Assets").

1.3 Assumed Liabilities. Except as provided otherwise in this Agreement, or for matters for which an accounting or other adjustment is made pursuant to this Agreement, or for which provision is made in another agreement, on and after the Closing, Buyer shall assume and agree to timely and fully pay, perform and otherwise discharge, all of the liabilities and obligations of Seller and its successors, assigns or representatives, direct or indirect, known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, which relate, directly or indirectly, to the Assets (other than the Excluded Assets), to the extent such liabilities and obligations accrue on or after the Effective Time and Buyer also assumes certain liabilities for the pre-Effective Time regarding environmental issues as described in
         Article 6 (collectively, the "Assumed Liabilities"). Notwithstanding the foregoing, Assumed Liabilities shall not include, and there is excepted, reserved and excluded from such liabilities assumed by Buyer, the liabilities and obligations for which Seller indemnifies Buyer against pursuant to Article 14.

1.4 Retained Liabilities. Except as provided otherwise in this Agreement, or for matters which an accounting or other adjustment is made pursuant to this Agreement, or for which provision is made in another agreement, on and after the Closing Seller shall retain and agree to timely and fully pay, perform and otherwise discharge, all of the liabilities and obligations of Seller and its, successors, assigns or representatives, direct or indirect, known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, which relate, directly or indirectly, to the Excluded Assets, whenever accruing or occurring and Seller also retains certain liabilities for the pre-Effective Time regarding environmental issues as described in Article 6 (collectively, the "Retained Liabilities"). Notwithstanding the foregoing, Retained Liabilities shall not include, and there is excepted, reserved and excluded from such liabilities assumed by Seller, the liabilities and obligations for which Buyer indemnifies Seller against pursuant to
         Article 14.

1.5 'B' Contract Document Effect. Sections 1.3 and 1.4 above shall take into account the gain or benefit which either Party would have received and/or the loss or burden for which either Party would be obligated under the terms of the 'B' Contract Documents up to the Effective Time as if this Agreement had not been executed, except as otherwise expressly provided in this Agreement

         1.6. Pre-Effective Time 'B' Contract Rights and Obligations. Except as otherwise provided in this Agreement , (including Article 6) Seller and Buyer reserve all rights, obligations and claims under the 'B' Contract Documents with respect to the period prior to the Effective Time as the terms of the 'B' Contract Documents exist on the Effective Time.

2.       PURCHASE PRICE.

2.1 Purchase Price 2.1 The purchase price for the Assets is one hundred eighteen million five hundred thousand Dollars ($118,500,000.00) (the "Base Purchase Price"), subject to the adjustments provided for herein.

2.2 Adjustments to the Base Purchase Price. At Closing, appropriate adjustments to the Base Purchase Price shall be made as follows in accordance with Section 4.1 (as adjusted, the "Purchase Price"):

         (A)      The Base Purchase Price shall be adjusted upward by:

                  (i) an amount equal to the amount of proceeds derived from the sale of Oil and

                           Gas, net of royalties, severance and ad valorem taxes actually received by Buyer and directly attributable to the Wells which are, in accordance with generally accepted accounting principles, attributable to Seller pursuant to Section 4.2;


                  (ii) Asset Taxes which are attributable to periods (or portions thereof) beginning on or after the Effective Time and ending on or before the Closing Date, other than such Taxes which are assumed and paid by Buyer. For purposes of this Agreement, "Asset Tax" shall mean any Tax in the nature of a severance or ad valorem tax which is attributable to any Asset.

                   (iii) an amount equal to the costs, expenses, royalties and other expenditures (whether capitalized or expensed) paid by Seller in the ordinary course of business in accordance with this Agreement that are attributable and chargeable to the Assets for the period from 9:00 a.m. (Central Time) on July 1, 2002 (the "Effective Time") to the Closing Date;

                  (iv) an amount for operation and maintenance expenses (excluding workover costs, plugging and abandoning costs, and major costs) incurred by Seller with respect to the Assets from and after the Effective Time until Closing determined as follows: (A) as to the Wells located in Texas, a fixed rate per Mcf per active producing Well, as provided in the Pioneer Operating Agreement; and (B) as to the Wells located in Oklahoma and Kansas, a fixed monthly rate per active producing Well of Five Hundred Dollars ($500.00);

                  (v) all amounts owed to Seller by third parties as of the Effective Time under the Contracts with respect to any Imbalances existing at the Effective Time measured in accordance with Section 4.2 and listed (to the best of Seller's knowledge as of the date therein indicated) on Exhibit 2.2(A)(v), such amounts to be determined for Imbalances by multiplying the Imbalance volume by $1.50 per MMBtu; provided however, no adjustment shall be required for any amounts owed by Buyer to Seller with respect to any Imbalances under the 'B' Contract Production Allocation Agreement dated January 1, 1991, as amended, between Buyer and CIG ("PAA");

                  (vi) any amount related to a Title Benefit as determined pursuant to Section 5.7;

                  (vii) interest on the adjusted Base Purchase Price in an amount equal to the lesser of (A) the prime rate of Chase Manhattan Bank, N.A., plus two percent (2%) or
                           (B) the maximum legal rate (the "Interest"), with such Interest accruing from the scheduled Closing Date set forth in Section 3.1 until the actual Closing Date, compounded daily, to the extent that the conditions set forth in Article 11 have been satisfied or waived and Buyer improperly refuses or fails to proceed to Closing on or before the scheduled Closing Date set forth in Section 3.1, other than as a result of Seller's breach of this Agreement or

                           Seller's improper refusal or failure to proceed to Closing on or before the scheduled Closing Date;

                  (viii)   [INTENTIONALLY DELETED]

                  (ix)     [INTENTIONALLY DELETED]

                  (x) any other amount agreed upon in writing by Seller and Buyer; and

                  (xi) Provided, however, any upward adjustment to the Base Purchase Price shall take into account the gain or benefit which Seller would have received and or loss or burden which Seller would be obligated under the terms of the 'B' Contract Documents up to the Effective Time as if this Agreement had not been executed, except as otherwise provided in this Agreement.

         (B)      The Base Purchase Price shall be adjusted downward by:

                  (i) an amount equal to the amount of proceeds derived from the sale of Oil and Gas, actually received by Seller and directly attributable to the Wells which are, in accordance with generally accepted accounting principles, attributable to the period of time from and after the Effective Time;

                  (ii) all helium overriding royalties received by Seller from the processing of volumes of 'B' Contract gas at Buyer's Fain gas processing plant which are attributable to the period of time from and after the Effective Time until Closing;

                  (iii) an amount equal to all expenditures, liabilities and costs assumed by Buyer relating to the Assets that are unpaid as of the Closing Date and assessed for or attributable to periods of time prior to the Effective Time provided that to the extent the actual amounts cannot be determined prior to the agreement of Buyer and Seller with respect to the Closing Adjustment Statement, a reasonable estimate of such expenditures, liabilities and costs shall be used (and to such extent Buyer shall assume the liability and responsibility for payment of such estimate);

                   (iv) all amounts owed by Seller to third parties as of the Effective Time until Closing under the Contracts with respect to any Imbalances existing as of the Effective Time and listed on Schedule 2.2(B)(iv) and measured in accordance with Section 4.2, such amounts to be determined for Imbalances by multiplying the Imbalance volume by $1.50 per MMBtu; provided however, no adjustment shall be required for any amounts owed by Seller to Buyer with respect to any Imbalances under the PAA;

                  (v) all amounts related to Title Defects as determined pursuant to Section 5.6, Preferential Rights as determined pursuant to Section 9.3 and Casualty Losses as determined pursuant to Section 15.1; and

                  (vi) any other amount agreed upon in writing by Seller and Buyer.

                  Provided however, any downward adjustment to the Base Purchase Price shall take into account the loss or exposure which Buyer would have incurred and/or loss or burden for which Buyer would be obligated under the terms of the 'B' Contract Documents, up to the Effective Time as if this Agreement had not been executed, except as provided otherwise in this Agreement.

                  The term "Imbalance" means any Oil and Gas production imbalance existing as of the Effective Time with respect to any of the Assets, together with any related rights or obligations as to future cash and/or gas or product balancing, as a result of, in the case of production imbalances, Seller having taken and sold for Seller's account cumulative production which is greater or less than Seller's Working Interest share in cumulative production.

2.3 Allocation. The Base Purchase Price shall be allocated to the Assets as set forth in Exhibit 2.3. Seller and Buyer covenant and agree that the values allocated to various portions of the Assets, which are set forth on Exhibit 2.3 (singularly with respect to each item, the "Allocated Value" and collectively, the "Allocated Values"), shall be binding on Seller and Buyer and shall be used only for the purposes of adjusting the Base Purchase Price pursuant to Sections 5.6 (relating to Title Defects), 9.3 (relating to Preferential Rights) and 15.1 (relating to Casualty Losses) and is not intended as a measure of value for any other purpose.

2.4 Allocation For Tax Purposes. For the purpose of making the requisite filings under Section 1060 of Internal Revenue Code of 1986, as amended, (the "Code") and the regulations thereunder, Seller and Buyer shall, within one hundred-twenty (120) days following the Closing Date, agree to allocate, in a manner consistent with the allocation set forth on Exhibit 2.3, the Base Purchase Price (as adjusted by Section 2.2) and all obligations assumed by Buyer pursuant to Section 1.3 among the Assets. Seller and Buyer each agree to report the federal, state and local income and other Tax consequences of the transactions contemplated herein, and in particular to report the information required by Section 1060(b) of the Code, and to jointly prepare Form 8594 (Asset Acquisition Statement under Section 1060) in a manner consistent with such allocation and shall not take any position inconsistent therewith upon examination of any Tax return, in any refund claim, in any litigation, investigation or otherwise unless required to do so by applicable law after notice to the other Party or with such other Party's prior consent.

3.       CLOSING.

3.1 Closing. Subject to the Conditions Precedent set forth at Articles 11 and 12 and any termination pursuant to Article 13 or Section 15.1, the sale and purchase of the Assets ("Closing") shall be held on July 1, 2002 ("Closing Date"). The Closing will take place at the offices of Seller at 2 North Nevada Avenue, Colorado Springs, CO 80903 or such other time, place and manner as all the Parties may mutually agree.

3.2      Delivery by Seller.  At Closing, Seller shall deliver to Buyer:

         (A) Duly executed copies of a Assignment(s) and Bill of Sale, substantially in the form attached hereto as Exhibit 3.2(A) and such other deeds, conveyances or instruments in forms consistent with the terms of this Agreement (which forms Seller shall provide advance copies of to Buyer at least five
                  (5) business days before Closing) effecting the sale, transfer, conveyance and assignment of the Assets to Buyer or Buyer's designee (which for purposes of this Agreement shall be a duly qualified designee of Buyer), in sufficient multiple originals to allow for recording in all appropriate jurisdictions;

         (B) A Certification of Non-Foreign Status substantially in the form attached hereto as Exhibit 3.2(B).

         (C) A certificate by an authorized corporate officer of Seller, dated as of the Closing, certifying on behalf of Seller that the conditions set forth in Sections 7.1(A) and 7.1(B) have been fulfilled;

         (D) A certificate duly executed by the secretary or any assistant secretary of Seller, dated as of the Closing, (i) attaching and certifying on behalf of Seller complete and correct copies of (A) the certificate of incorporation and the bylaws of Seller, each as in effect as of the Closing, (B) the resolutions of the Board of Directors of Seller, if required, authorizing the execution, delivery, and performance by Seller of this Agreement and the transactions contemplated hereby, and (C) any required approval by the stockholders of Seller of this Agreement and the transactions contemplated hereby and
                  (ii) certifying on behalf of Seller the incumbency of each officer of Seller executing this Agreement or any document delivered in connection with the Closing:

         (E) The list and funds required to be delivered to Buyer pursuant to Section 4.5 herein;

         (F) Fully executed resignation of operatorship forms or transfer of operatorship forms or such other forms required by governmental agencies to effect the transfer of the Assets;

         (G)      Possession of the Assets; and;

         (H)      A Transition Agreement generally in the form attached as
                  Exhibit 3.2(H) and otherwise modified as mutually agreed, obligating CIG to continue making royalty and tax payments for a period of time after Closing as well as such other agreements the Parties mutually agree would assist in the transition of the Assets from Seller to Buyer.

3.3 Delivery by Buyer. At Closing, Buyer shall deliver to Seller or Seller's designee the Purchase Price set forth in the Closing Adjustment Statement by wire transfer in immediately available funds. Seller shall provide wiring instructions to Buyer at least five (5) business days prior to the Closing. Buyer shall also provide at
         Closing:

         (A) A certificate by an authorized corporate officer of Buyer, dated as of the Closing, certifying on behalf of Buyer that the conditions set forth in Sections 8.1(A) and 8.1(B) have been fulfilled;

         (B) A certificate duly executed by the secretary or any assistant secretary of Buyer, dated as of the Closing, (i) attaching and certifying on behalf of Buyer complete and correct copies of (A) the certificate of incorporation and the bylaws of Buyer, each as in effect as of the Closing, (B) the resolutions of the Board of Directors of, Buyer if required, authorizing, the execution, delivery, and performance by Buyer of this Agreement and the transactions contemplated hereby, and (C) any required approval by the stockholders of Buyer of this Agreement and the transactions contemplated hereby and
         (ii) certifying on behalf of Buyer the incumbency of each officer of Buyer executing this Agreement or any document delivered in connection with the Closing

3.4 Further Cooperation. At the Closing and thereafter as may be necessary, Seller and Buyer shall execute and deliver such other instruments and documents and take such other actions as may be reasonably necessary to evidence and effectuate the transactions contemplated by this Agreement.

3.5      Notice of Breach. Seller and Buyer, until Closing, agree as follows:

         (a) Buyer shall notify Seller promptly if Buyer believes that any representation or warranty of Seller contained in this Agreement is untrue in any material respect or will be untrue in any material respect as of the Closing Date or that any covenant or agreement to be performed or observed by Seller prior to or on the Closing Date has not been so performed or observed in any material respect.

         (b) Seller shall notify Buyer promptly if Seller believes that any representation or warranty of Buyer contained in this Agreement is untrue in any material respect or will be untrue in any material respect as of the Closing Date or that any covenant or agreement to be performed or observed by Buyer prior to or on the Closing Date has not been so performed or observed in any material respect.

         (c) If any such asserted breach of representation, warranty, covenant or agreement shall (if curable) be cured by Closing (or, if Closing does not occur, by the date set forth in

                  Section 13.1 (b)), then such breach shall be considered not to have occurred for all purposes of this Agreement

4.       ACCOUNTING ADJUSTMENTS

4.1 Closing Adjustments. With respect to matters that can be determined as of the Closing, Seller shall prepare, in accordance with the provisions of the Agreement and this Article 4, a statement (the "Closing Adjustment Statement") with relevant supporting information setting forth each adjustment to the Base Purchase Price submitted by Seller. Seller shall submit the Closing Adjustment Statement to Buyer, together with all records or data supporting the calculation of amounts presented on the Closing Adjustment Statement, no later than five (5) business days prior to the scheduled Closing Date. Prior to the Closing, Buyer and Seller shall review the adjustments proposed by Seller in the Closing Adjustment Statement. Agreed upon adjustments shall be taken into account in computing any adjustments to be made to the Base Purchase Price at the Closing. When available, actual figures will be used for the adjustments at Closing. To the extent actual figures are not available, estimates shall be used subject to final adjustments as described in Section 4.4 below.

4.2 Strapping and Gauging. Seller or its contract operator will cause the Oil and Gas in the storage facilities located on, or utilized in connection with, the Leases to be measured, gauged or strapped as of the Effective Time. Seller will cause the production meter charts (or if such do not exist, the sales meter charts) on the pipelines transporting Oil and Gas from the Leases to be read as of such time. The Oil and Gas in such storage facilities above the pipeline connection or through the meters on the pipelines as of the Effective Time shall belong to Seller, and the Oil and Gas placed in such storage facilities after the Effective Time and production upstream of the aforesaid meters shall belong to Buyer and become part of the Assets.

         4.3      [INTENTIONALLY DELETED]

4.4      Post-Closing Adjustments.

         (A) A post-closing adjustment statement (the "Post-Closing Adjustment Statement") based on the actual income and expenses shall be prepared and delivered by Seller to Buyer within one hundred twenty (120) days after the Closing, proposing further adjustments to the calculation of the Purchase Price based on the information then available. Seller or Buyer, as the case may be, shall be given access to and shall be entitled to review and audit the other Party's records pertaining to the computation of amounts claimed in such Post-Closing Adjustment Statement.

         (B) Within sixty (60) days after receipt of the Post-Closing Adjustment Statement, Buyer shall deliver to Seller a written statement describing in reasonable detail its objections (if any) to any amounts or items set forth on the Post-Closing Adjustment Statement. If Buyer does not raise objections within such period, then the Post-

                  Closing Adjustment Statement shall become final and binding upon the Parties at the end of such period.

         (C) If Buyer raises objections, the Parties shall negotiate in good faith to resolve any such objections. If the Parties are unable to resolve any disputed item within sixty (60) days after Buyer's delivery of its objections to the Post-Closing Adjustment Statement, any such disputed item shall be submitted to a nationally recognized independent accounting firm mutually agreeable to the Parties who shall be instructed to resolve such disputed item within thirty (30) days. The resolution of disputes by the accounting firm so selected shall be set forth in writing and shall be conclusive, binding and non-appealable upon the Parties and the Post-Closing Adjustment Statement shall become final and binding upon the Parties on the date of such resolution. The fees and expenses of such accounting firm shall be paid one-half by Buyer and one-half by Seller.

         (D) After the Post-Closing Adjustment Statement has become final and binding on the Parties, Seller or Buyer, as the case may be, shall - within ten (10) days thereafter - pay to the other such sums as are due to settle accounts between the Parties due to differences between the estimated Purchase Price paid pursuant to the Closing Adjustment Statement and the actual Purchase Price set forth on the Post-Closing Adjustment Statement.

4.5 Suspended Funds. At least ten (10) days prior to the Closing, Seller shall provide to Buyer a listing showing all proceeds from production through March 2002 attributable to the Leases which are currently held in suspense and shall transfer to Buyer at Closing all of those suspended proceeds. UPON AND AFTER CLOSING, Buyer shall be responsible for proper distribution of all the suspended proceeds to the extent turned over to it by Seller, to the parties lawfully entitled to them AND ANY CLAIMS RELATED THERETO, and BUYER hereby agrees, ON AND AFTER CLOSING, to indemnify, defend and hold harmless Seller from and against any and all claims, liabilities, losses, costs and expenses arising out of or relating to BUYER'S HANDLING OF those suspended proceeds PAID TO IT BY SELLER.

4.6 Audit Adjustments. Buyer and Seller waive all rights to "true up" adjustments and audit for year 2002 to the Administrative Fee ("Administrative Fee") under the Operating Agreement dated January 8, 1988, as amended, between Buyer, Seller and CIGPC ("Pioneer Operating Agreement"). For all periods prior to 2002, Buyer and Seller retain all rights to adjustments to charges and volumes that may be due one another under any other 'B' Contract Document but all audits must be completed and report submitted on or before December 31, 2002, however, during the audit process Seller shall provide timely responses to Buyer's requests for information related to said audit. Seller retains all rights to adjustments resulting from any other operating agreement and other audit claims asserted against third party operators on transactions occurring prior to the Effective Time. Any credit received by Buyer pertaining to such an audit claim shall be paid to Seller within thirty (30) days after receipt.

         4.7 Asset Tax Refunds. Refunds of Asset Taxes paid (or to the extent payable but not paid due to offset against other Taxes) with respect to or attributable to the Assets shall be promptly paid by the Party receiving the benefit of the payment or offset as follows: (i) to Seller and distributed pursuant to the 'B' Contract Documents if attributable to Asset Taxes with respect to any Tax year or portion thereof ending on or before the Effective Time; and (ii) to Buyer if attributable to Asset Taxes with respect to any Tax year or portion thereof beginning from and after the Effective Time.

         4.8 Capital Expenditures. From and after the date of this Agreement until Closing, as to any actual or proposed capital expenditures with respect to the Assets located in or pertaining to the West Panhandle Field, should either CIG or Pioneer propose work requiring "Capital Expenditures" under the terms of the Pioneer Operating Agreement, then the following shall apply notwithstanding any contrary provision contained in the Pioneer Operating Agreement or any other 'B' Contract Document. The Party proposing such work shall undertake it at its sole cost and expense and such Party waives all rights to recover any portion of such costs from the other Party. Provided, however, both CIG and Buyer shall share, pursuant to the Pioneer Operating Agreement, the costs of a Capital Expenditure that, in Buyer's good faith judgment as a prudent operator is (i) required by regulation or other law (e.g. environmental, safety, etc.) or (ii) necessary in order to retire a fixed asset. Provided however, if this Agreement is terminated prior to Closing then the Parties shall be restored to their rights and obligations under Pioneer Operating Agreement and other 'B' Contract Documents and the foregoing provision shall have no further effect.

         4.9 Cooperation. Each Party covenants and agrees to promptly inform the other with respect to amounts owing under Sections 4.4, 4.6, 4.7, 4.8 and this 4.9 hereof. Further, upon and after Closing and subject to and except as provided otherwise under the terms of this Agreement and except to the extent for which adjustments or an accounting under this Agreement has been made, all monies, refunds, proceeds, receipts, credits, receivables, accounts and income attributable to the Assets conveyed hereunder (a) for all periods of time from and after the Effective Time shall be the property and entitlement of Buyer, and, to the extent received by Seller after the Effective Time, Seller shall fully disclose and account therefore to Buyer promptly, and (b) for the period of time prior to the Effective Time shall be the sole property and entitlement of Seller and to the extent received by Buyer after the Effective Time, Buyer shall fully disclose and account therefore to Seller promptly and, similarly, (c) all operating expenses and capital expenditures (except as provided in Section 4.8) incurred in the ownership and operation of the Assets in the ordinary course of business prior to the Effective Time shall be the sole responsibility of Seller and Seller shall promptly pay, or if paid by Buyer, promptly reimburse Buyer for same and (d) to the extent incurred in the ownership or operation of the Assets in ordinary course of business after the Effective Time shall be the sole obligation of Buyer and Buyer shall promptly pay, or if paid by Seller promptly reimburse Seller for same. Notwithstanding the foregoing sentences in this
         Section 4.9, this Section 4.9 shall take into account the gain or benefit which either Party would have received and/or the loss or burden for which either Party would be obligated under the terms of the 'B' Contract Documents up to the Effective Time as if this Agreement had not been executed except as provided otherwise in this Agreement.

4.10     [INTENTIONALLY DELETED]

5.       DUE DILIGENCE; TITLE MATTERS.

5.1 General Access. Beginning on the second business day after the date of this Agreement and ending on the 14th day prior to Closing, Seller shall:

         (A) Give Buyer and its representatives, employees, consultants, independent contractors, attorneys and other advisors reasonable access to the Leases (to the extent same are Seller operated) and other Assets and reasonable access by telephone or in person to Seller's personnel with knowledge of the Assets or operations thereof (including, but not limited, division orders, land administration, accounting, regulatory, and measurements) during regular office hours for any and all inspections and investigations and to the extent such contact with Seller's personnel does not unreasonably interfere with the ongoing operations of Seller.

         (B) Use reasonable efforts to obtain and submit to Buyer or its representatives as promptly as practicable, copies of such documents as Buyer may reasonably request.

         (C) Furnish to Buyer all other information with respect to the Assets as Buyer may from time to time reasonably request, unless Seller is prohibited therefrom by any agreement, contract, applicable privilege, obligation or duty by which it is bound or by the necessity of any third party approval; provided that, if requested by Buyer, Seller shall use reasonable efforts to obtain the waiver of any such prohibition or the granting of any such approval.

5.2      Seller's Title.

         (A) The documents to be executed and delivered by Seller to Buyer transferring the Assets to Buyer shall be subject to the Permitted Encumbrances and shall be substantially in the form set forth in Exhibit 3.2(A) modified to conform to this Agreement, recognizing however, that some instruments may be in or on a form required by governmental agencies. Seller shall warrant and defend unto Buyer the title to the Assets as Good and Marketable against every person lawfully claiming the Assets or any part thereof, by, through or under Seller, but not otherwise. However, all of Seller's interests in the Assets are to be sold AS IS AND WHERE IS AND WITHOUT WARRANTY OF MERCHANTABILITY, CONDITION OR FITNESS FOR A PARTICULAR PURPOSE, EITHER EXPRESS OR IMPLIED.

         (B) Buyer acknowledges and agrees that Seller cannot and does not covenant or warrant that Buyer shall become successor operator of all or any portion of the Assets, since the Assets or portions thereof may be subject to unit, pooling, communization, operating or other agreements which control the appointment of a successor operator.

                  At Closing, Seller shall resign as operator of all the Assets it operates and support Buyer's efforts to become operator of such Assets.

5.3 Good and Marketable Title. As used herein the term "Good and Marketable" title shall mean:

         (A) As to each of the Wells, that record title or operating rights of Seller which:

                  (i) entitles Seller to receive from each Well not less than the "Working Interests" shown in Exhibit 1.1(A)-2, less royalties and overriding royalties, as the "Net Revenue Interest" of all Oil and Gas produced, saved and marketed from each Well and of all Oil and Gas produced, saved and marketed from any unit of which each Well is a part and allocated to such Well; and

                  (ii) obligates Seller to bear a percentage of the costs and expenses relating to the maintenance and development of, and operations relating to, each Well not greater than the "Working Interest" shown in Exhibits 1.1(A)-2.

         (B)      That title of Seller to the Assets:

                  (i) at Closing, is free and clear of liens and encumbrances (except for Permitted Encumbrances as defined in subsection (ii) below) and (a) with respect to real property interests to be transferred to Buyer, real property interests are of record (or deemed to be of record, constructively or otherwise) in the relevant counties or governmental offices; and
                           (b) with respect to any Asset subject to Preferential Rights and consent rights, such rights have been waived and consents obtained from all necessary third parties;

                  (ii) as used herein the term "Permitted Encumbrances" shall mean any one (1) or more of the following described below or created or described in documents described below:

                           (1) The terms and conditions of the Leases, including without limitation lessors' royalties, overriding royalties, net profits interests, carried interests, production payments, reversionary interests and similar burdens, if the net cumulative effect of the burdens does not operate to increase the Working Interest (without a corresponding proportional increase in the net revenue interest) or reduce the interest of Seller with respect to all Oil and Gas produced from any Well below the Net Revenue Interest for such Well set forth in Exhibit 1.1(A)-2;

                           (2) The terms and provisions of the 'B' Contract Documents and the gas purchase, sales, processing and other agreements identified on Exhibit 5.3(B);

                           (3)      [INTENTIONALLY DELETED]

                           (4) Except as provided in Exhibit 5.3 (B), the sales contracts terminable without penalty upon no more than thirty (30) days notice to the purchaser;

                           (5) Preferential Rights and required third party consents to assignment and similar agreements with respect to which waivers or consents are obtained from the appropriate parties, or the appropriate time period for asserting any such right has expired without an exercise of the right;

                           (6) Materialman's, mechanic's, repairman's, employee's, contractor's, operator's and other similar liens or charges arising in the ordinary course of business for obligations that are not delinquent or that will be paid and discharged in the ordinary course of business, or if delinquent, that are being contested in good faith by appropriate action and which are listed on
                                    Exhibit 5.3(B)(ii)(6);

                           (7) All rights to consent by, required notices to, filings with, or other actions by governmental entities in connection with the sale or conveyance of oil and gas leases or interests therein if they are routinely obtained subsequent to the sale or conveyance;

                           (8) Easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations that do not materially interfere with the oil and gas operations to be conducted on any Well or Lease or materially increase the costs of operating or administering any such Well or Lease;

                           (9) All operating agreements, unit agreements, unit operating agreements, pooling agreements and pooling designations affecting the Assets that are either (i) of record in Seller's chain of title or (ii) reflected or referenced in Seller's files that individually or in the aggregate are not such as to materially interfere with the current and future operation, (except due to the conduct of Buyer) value or use of any of any Well, Lease or the Assets, do not and will not prevent Buyer from receiving at any time the proceeds of production from any of the Wells, do not and will not reduce the interest of Seller with respect to all Oil and Gas produced from any Well below the Net Revenue Interest set forth in Exhibit 1.1(A)-2 for such Well, and/or do not and will not materially increase the portion of the costs and expenses relating to any Well that Seller is obligated to pay above the Working Interest set forth in Exhibit 1.1(A)-2 for such Well (without a proportionate increase in Net Revenue Interest);

                           (10) Conventional rights of reassignment prior to release or surrender requiring notice to the holders of the rights;

                           (11) All rights reserved to or vested in any governmental, statutory or public authority to control or regulate any of the Assets in any manner, and all applicable laws, rules and orders of governmental authority;

                           (12) All agreements affecting the Assets that are of record in Seller's chain of title, or are reflected or referenced in Seller's files that individually or in the aggregate are not such as to materially interfere with the current and future operation( except due to the action of Buyer) value or use of any of any Well, Lease or the Assets, do not and will not prevent Buyer from receiving at any time the proceeds of production from any of the Wells, do not and will not reduce the interest of Seller with respect to all Oil and Gas produced from any Well below the Net Revenue Interest set forth in Exhibit 1.1(A)-2 for such Well, and/or do not and will not materially increase the portion of the costs and expenses relating to any Well that Seller is obligated to pay above the Working Interest set forth in Exhibit 1.1(A)-2 for such Well (without a proportionate increase in Net Revenue Interest);

                           (13) All other liens, charges, encumbrances, contracts, agreements, instruments, obligations, defects and irregularities affecting the Assets that individually or in the aggregate are not such as to materially interfere with the current and future operation,( except due to the conduct of Buyer) value or use of any of any Well, Lease or the Assets, do not and will not prevent Buyer from receiving at any time the proceeds of production from any of the Wells, do not and will not reduce the interest of Seller with respect to all Oil and Gas produced from any Well below the Net Revenue Interest set forth in Exhibit 1.1(A)-2 for such Well, and/or do not and will not materially increase the portion of the costs and expenses relating to any Well that Seller is obligated to pay above the Working Interest set forth in Exhibit 1.1(A)-2 for such Well (without a proportionate increase in Net Revenue Interest);

                           (14) Any other Title Defects that Buyer expressly waives in writing, any Title Defects for which an adjustment to the Base Purchase Price is made pursuant to Section 5.6, or any Title Defects for which the applicable Asset is not transferred pursuant to this Agreement due to the election of Seller not to cure a Title Defect and not transfer such

                                    Asset pursuant to Section 5.6 or which are otherwise deemed to have become Permitted Encumbrances under this Agreement;

5.4 Waived Purchase Price Adjustments. Buyer waives any claims to adjust the Purchase Price for the matters identified in Sections 5.4(A) and 5.4(B) below:

         (A) Buyer is aware that a Jerry Nolen has claimed that the Bost "A" lease has terminated due to lack of continuous production, based on one or more brief periods of nonproduction since the mid-1980s. Buyer is also aware that similar claims could be asserted with respect to the Allison, Bost "B," "C," "D, and "3R," Cooper, Coughlin, Johnson, Lubberstedt, Seay and Warrick leases, as each has experienced one or more brief periods of nonproduction since the mid-1980s. Buyer and Seller believe that each of these leases remain in full force and effect and that there are meritorious defenses to any such claims.

         (B) Buyer is also aware that uncertainty exists as to the exact location of the boundary of the Canadian River in Moore and Potter Counties upstream of the dam that is located at the eastern end of Lake Meredith. As a result, there is uncertainty as to the exact location of Seller's oil and gas leases (Masterson, Bivins and Warrick) that abut the river boundary. This Agreement includes a conveyance to Buyer of all of Sellers' claims, rights and liabilities with respect to such boundary issues.

5.5      Defect Letters.

         (A) Buyer may, by no later than fourteen (14) days prior to Closing, notify Seller in writing (a "Notice") of any liens, charges, contracts, obligations, encumbrances, defects and irregularities of title which would cause title to all or part of the Assets not to be Good and Marketable as defined in
                  Section 5.3 hereof, or which causes or represents or contains a charge upon the Assets ("Valid Title Defect"), provided that no Valid Title Defect shall be deemed to exist unless (i) the Title Defect Value thereof exceeds the lesser of the ten (10%) per cent of the Allocated Value of the affected Asset or Ten Thousand Dollars ($10,000.00); and, (ii) the aggregate Title Defect Values of all Title Defects satisfying the condition in clause (i) exceed one percent (1%) of the Base Purchase Price (the "Title Defect Hurdle Rate"). A valid Title Defect is a claimed Title Defect which has been determined to valid by (i) mutual agreement of the Parties (ii) the decision of the Title Consult, or (iii) Seller's removal of the Asset from this Agreement. In order to provide Seller a reasonable opportunity to cure any Valid Title Defects prior to Closing, Buyer shall use reasonable efforts to provide the Notice as soon as reasonably possible after becoming aware of or making its determination of the claimed Title Defect. For matters or claims raised by third parties between the 14th day before Closing and Closing, Buyer and Seller shall meet to discuss and resolve said issue.

         (B) In the Notice, Buyer must describe with reasonable detail each alleged Title Defect and the steps required to cure each Title Defect, include Buyer's reasonable estimate of the Title Defect Value attributable to each, and include all data and information in Buyer's possession or control bearing thereon

         (C)      Upon timely delivery of a Notice by Buyer:

                  (i) Within five (5) days after Seller's receipt of the Title Defects Notice, Seller shall notify Buyer whether Seller agrees with Buyer's claimed Title Defects and/or the proposed Title Defect Values therefore ("Seller's Response"). If Seller does not agree with any claimed Title Defect and/or the proposed Title Defect Value therefor, then the Parties shall enter into good faith negotiations and shall attempt to agree on such matters.

                  (ii) Within three (3) days after Seller's notice of its cure of a Title Defect, Buyer shall notify Seller whether Buyer agrees with Seller's proposed cure of a Title Defect ("Buyer's Response"). If Buyer does not agree with any such cure, then the Parties shall enter into good faith negotiations and shall attempt to agree on such matters.

                  (iii) If the Parties cannot reach agreement concerning either the existence of a Valid Title Defect, Seller's or Buyer's proposed cure of a Title Defect, or a Valid Title Defect Value within ten (10) days after Buyer's receipt of Seller's Response or Seller's receipt of Buyer's Response, as applicable, upon either Party's request, the Parties shall mutually agree on and employ an oil and gas attorney with at least ten years recent experience in title examination in the state where the Assets are located ("Title Consultant") to resolve all points of disagreement relating to Title Defects and Title Defect Values, provided that if the Parties cannot agree on an attorney then one having the required qualifications will be appointed by the Chief Justice of the Supreme Court in the state in which the property sits, or his designee. With regard to Assets located in Oklahoma, Gulf of Mexico and Kansas, only, Seller may elect not to proceed to Closing with regard to such Assets and adjust the Base Purchase Price in the amount of the Allocated Value and not submit such matter to arbitration. The Title Consultant shall be a neutral party and shall have no financial interest in the outcome of the Title Defect and shall not have worked for Seller or Buyer in the prior five (5) years.

                  (iv) Each Party shall present a written statement of its position on the Title Defect and/or Title Defect Value in question to the Title Consultant within five
                           (5) days after the Title Consultant is selected, and the Title Consultant shall make a determination of all points of disagreement in accordance with the terms and conditions of this Agreement within ten
                           (10) business days of receipt of such position statements. The Title Consultant may choose only Seller's or Buyer's position with regard to each separate Title Defect. The determination by the Title Consultant of whether a Title Defect is valid and, if so, its value shall be conclusive and binding on the Parties, and shall be enforceable against any Party in any court of competent jurisdiction. Prior to the decision of the Title Consultant, with regard to the Assets located in Texas, the Closing shall be deferred and, if necessary, with regard only to the Assets located in Oklahoma, the Gulf of Mexico and/or Kansas the Closing Date shall be deferred only as to those Assets affected by any unresolved disputes regarding the existence of a Title Defect and/or the Title Defect Value, until the Title Consultant has made a determination of the disputed issues with respect thereto and all subsequent dates and required activities with respect to any such Assets having reference to the Closing Date shall be correspondingly deferred; provided, however, that, unless Seller and Buyer mutually agree to the contrary, the Closing Date shall not be deferred in any event for more than sixty (60) days beyond the scheduled Closing Date in Section 3.1.

                  (v) The costs of any Title Consultant(s) shall be borne fifty percent (50%) by Seller and fifty percent (50%) by Buyer.

5.6      Effect of Title Defect.

         (A) In the event Buyer provides Seller with a timely Notice and the Valid Title Defects remaining uncured at Closing exceed the Title Defect Hurdle Rate, Seller may at its sole discretion adjust downward the Base Purchase Price in the amount of Buyer's Title Defect Value(s) of the Asset(s) to which such Title Defects relate and proceed to Closing on all Assets; or

                  (i) Seller, with regard to Assets located in Kansas, Oklahoma, the Gulf of Mexico and Assets not located in or related or pertaining to the West Panhandle Field or subject to the 'B' Contract Documents only, remove the Asset(s) for which Buyer's Notice claims a Title Defect exists and reduce the Base Purchase Price by the Allocated Value of said Asset(s); or

                  (ii) Seller, with regard to Assets in or pertaining to the West Panhandle Field, may remove the Asset(s) for which Buyer's Notice claims a Title Defect exists and reduce the Base Purchase Price by the Allocated Value of said Asset(s), however, such Assets subject to the 'B' Contract Documents on the date of this Agreement shall continue upon removal to be subject to the terms of the 'B' Contract Documents as they exist immediately prior to Closing to the limited extent applicable to said Asset unless and only to the extent as otherwise may be agreed by the Parties; and proceed to Closing on all the other Assets.

                   In the alternative, Buyer and Seller may mutually agree to proceed with Closing on those Assets not affected by the outstanding ValidTitle Defects and defer Closing on those other Assets to which a Valid Title Defect relates and for which Seller requests an attempt to cure such Valid Title Defect and for which Buyer shall place into escrow an amount equal to the Allocated Values of the Assets affected by the said Valid Title Defects, which withheld amount shall be paid proportionally to Seller when the Asset affected by any Valid Title Defect is cured or the Valid Title Defect is waived by Buyer and the affected Asset is conveyed from Seller to Buyer. With regard to Assets located in Kansas, Oklahoma and the Gulf of Mexico only, if neither of the above occurs and if Seller later determines it will not cure a Valid Title Defect on or before six (6) months from the Closing Date, the amount in the escrow account attributable to such Valid Title Defect will be returned to Buyer and Seller shall retain such Asset affected by suchValid Title Defect.

         (B) The diminution in value of an Asset attributable to a Valid Title Defect (the "Title Defect Value") notified in a Notice shall be determined by the following:

                  (i) if the Valid Title Defect asserted is that the actual Net Revenue Interest attributable to any Well is less than that stated in the applicable Exhibit, then the "Net Revenue Interest Factor" is a fraction, the numerator of which is the difference between the Net Revenue Interest set forth in the applicable Exhibit and the actual Net Revenue Interest, and the denominator of which is the Net Revenue Interest stated in the applicable Exhibit. The Net Revenue Interest Factor will be multiplied by an "Adjustment Factor" to reach the "Total Adjustment Factor". The Adjustment Factor is equal to the Well deliverability (which is equal to the average of the Well's most recent three (3) months wellhead production in thousand cubic feet per day) divided by the difference (which will be deemed zero if negative) of the Well's deliverability and the Well's agreed to producing economic limit (which is 25 thousand cubic feet per day for Wells with an electric or gas powered compressor and 15 thousand cubic feet per day for Wells with a pumping unit and 7.4 thousand cubic feet per day for other wells). Then the Final Defect Value is equal to the "Total Adjustment Factor" times the Allocated Value attributed to the Asset; or

                  (ii) If the Valid Title Defect represents an obligation, encumbrance, burden or charge upon the affected Asset (including any increase in Working Interest for which there is not a proportionate increase in Net Revenue Interest), the amount of the Title Defect Value is to be determined by taking into account the Allocated Value of the Asset, the portion of the Asset affected by the Title Defect, the legal effect of the Title Defect, the immediate or potential economic and operational effect of the Title Defect over the affected Asset, and the Title Defect Values placed upon the Title Defect by Buyer and Seller.

                  (iii) Notwithstanding the above, in no event shall the total of the Title Defect Values related to a particular Asset exceed the Allocated Value of such Asset.

5.7 Possible Upward Adjustment. Should either Party determine that the ownership of any Well entitles Seller to a larger Net Revenue Interest (without an increase in the Working Interest) or a smaller Working Interest ( without a decrease in the Net Revenue Interest) than that set forth on Exhibit 1.1(A)-2, so that Seller's ownership in the Well is greater than that contemplated by this transaction, then Seller shall notify Buyer as soon as practicable after determining it is entitled to a possible upward adjustment but no later than on the 14th day prior to the Closing Date of such matter and may propose on the Closing Adjustment Statement an upward adjustment to the Base Purchase Price to account for such fact (a "Title Benefit") but only to the extent each Title Benefit 1) exceeds the lesser of 10% of the Allocated Value or Ten Thousand Dollars ($10,000) and 2) only if and to the extent the aggregate value of all the Title Benefit exceeds 1% of the Base Purchase Price. The validity and amount of such adjustment shall be determined in the same manner as provided in Sections 5.6 and 5.5(C). Seller represents for the purposes of this Section 5.7 that as of the date of this Agreement it knows of no instance(s) where it would be entitled to a Title Benefit hereunder or any understatement of the Net Revenue Interest or overstatement of the Working Interest listed on
         Exhibit 1.1 (A)-2.

5.8 EXCLUSIVE REMEDY. BUYER'S SOLE AND EXCLUSIVE REMEDY AFTER CLOSING WITH REGARD TO ANY MATTER PERTAINING TO TITLE OF THE ASSETS SHALL BE SELLER'S SPECIAL WARRANTY OF TITLE CONTAINED IN THE ASSIGNMENT AND BILL OF SALE OR OTHER INSTRUMENTS EXECUTED BY SELLER AND BUYER PURSUANT TO THIS AGREEMENT.

6.       ENVIRONMENTAL ISSUES.

6.1 Resolution of Environmental Issues. Buyer and Seller recognize the difficulty of trying to resolve before Closing all the issues pertaining to the environmental condition of the Assets and have agreed to handle such issues after the Closing as described further in this
         Article 6. In consideration of Seller's covenants contained in this
         Article 6, Buyer waives all rights to make any claims for a Purchase Price adjustment based on the environmental condition of the Assets. Seller's and Buyer's covenants set forth in this Article 6 shall commence at Closing and survive the Closing. The provisions of Article 6 shall prevail over any conflicting or inconsistent provisions in this Agreement subject only to the provision that Seller shall not be required to contribute toward the Remediation cost of any Adverse Environmental Condition pursuant to this Article 6 to the extent the same was caused by Buyer's new operations after the Effective Time or as to Section 6.3 below only, if Seller gets a non-appealable judgment against Buyer from a court of competent jurisdiction that the basis for said Adverse Environmental Condition did not exist, in whole or in part, at the Effective Time.

6.2 Seller's $5,000,000 Post-Closing Environmental Contribution. For the period beginning at Closing and ending on the fifth anniversary of Closing, upon demand by Buyer from time to time, Seller and Buyer shall share equally, 50%/50%, Buyer's third party or outside costs or expenses (or Buyer's internal costs or activities approved by Seller) toward the Remediation, investigation, defense or handling of matters or claims or actions related thereto for any Adverse Environmental Condition or suspected Adverse Environmental Condition, or violation or possible violation of Environmental Laws. Seller's maximum aggregate contribution to Buyer under this Section 6.2 is five million dollars ($5,000,000) and is independent of and in addition to Seller's contribution pursuant to 6.3 below. Seller's contribution in this
         Section 6.2 may be applied to any Asset, wherever located. Seller's contribution under this Section 6.2 is in addition to that sharing of costs by Seller in 6.3 below.

6.3 Buyer's and Seller's 50/50 Sharing of Costs and Expenses for Certain Groundwater Matters. In addition to Seller's contribution provide in
         6.2 above, after Closing, upon demand by Buyer from time to time, Seller and Buyer shall share equally, 50%/50%, Buyer's third party or outside costs (or Buyer's internal costs or activities approved by Seller) toward the Remediation,investigation, defense or handling of matters or claims or actions related thereto for any instance for which
         (i) Buyer has reasonably determined may constitute a violation of Environmental Laws with regard to groundwater, surface or subsurface at any depth and such contamination (regardless of the composition of such contamination) that may have been or was caused, at any time, by the ownership, operation or use of the Assets or any act or omission related thereto or such contamination was aggravated thereby, or (ii) the Remediation has been ordered by a regulatory agency having jurisdiction, or by a court of competent jurisdiction. Groundwater as used in this Article 6 does not include water contained in soil that is approved by the applicable governmental agency regulating such matter to be cleaned up through the application of soil cleanup standards.

6.4 Cooperation and Final Decision. Buyer shall provide Seller with Buyer's justification for a proposed action, a description of the background and the anticipated costs and method of handling the matter for which it is seeking a contribution from Seller pursuant to Section 6.2 and/or the sharing of costs in Section 6.3 above, and Buyer and Seller shall work in a commercially reasonable manner to determine if they agree on the course to be taken with regard to such matter(s), with Buyer having the final say, under the standard of a reasonably prudent operator, in resolving differences or deciding a course of action in this regard between Buyer and Seller.

6.5 Physical Condition of the Assets. Buyer acknowledges that the Assets have been used or may have been used for drilling and for gas and natural gas liquid production operations and may contain waste materials or hazardous substances related to standard oil field operations. Physical changes in or under the Assets or adjacent lands may have occurred as a result of such uses. The Assets also may contain buried pipelines and other equipment, whether or not of a similar nature, the locations of which may not now be known by Seller or be readily apparent by a physical inspection of the Assets. Buyer understands that Seller does not have the requisite information with which to determine the exact nature or condition of the Assets nor the effect any such use has had on the physical condition of the Assets

         In addition, Buyer acknowledges that some oil field production equipment located on the Assets may contain mercury, asbestos and/or naturally-occurring radioactive material ("NORM"). In this regard, Buyer expressly understands that NORM may affix or attach itself to inside of wells, materials and equipment as scale or in other forms, and that wells, materials and equipment located on the Assets described herein may contain NORM and that NORM-containing materials may be buried or have been otherwise disposed of on the Assets. Buyer also expressly understands that special procedures may be required for the removal and disposal of mercury, asbestos and NORM from the Assets where it is found.

6.6      Inspection and Testing.

         (A) Prior to Closing, Buyer shall have the right, at its sole cost and risk, to conduct a Phase I environmental assessment of the Assets located in Kansas and Oklahoma to the extent that Seller has the authority to grant such right to Buyer; provided that Seller shall have the right to review and approve any plan to conduct such an environmental assessment, with such approval not to be unreasonably withheld, delayed or conditioned by Seller. Any data obtained shall be immediately provided to Seller, including any reports and conclusions. Seller and Buyer shall keep all information strictly confidential whether or not Closing occurs, except as may be required pursuant to any Environmental Laws.

         (B) With regard to the Assets located in Kansas and Oklahoma only, Buyer waives and releases all claims against Seller, its parent, subsidiary and affiliated entities, and each of their respective directors, officers, employees, agents and other representatives and their successor and assigns (collectively, the "Seller Group"), for injury to or death of persons, or damage to property, arising in any way from the exercise of rights granted to Buyer in this Agreement hereby or the activities of Buyer or its employees, agents or contractors on the Assets prior to Closing pursuant to this Agreement and BUYER SHALL INDEMNIFY THE SELLER GROUP AGAINST AND HOLD EACH AND ALL OF SAID INDEMNITEES HARMLESS FROM ANY AND ALL LOSS, COST, DAMAGE, EXPENSE OR LIABILITY, INCLUDING ATTORNEY'S FEES, WHATSOEVER ARISING OUT OF (I) ANY AND ALL STATUTORY OR COMMON LAW LIENS OR OTHER ENCUMBRANCES FOR LABOR OR MATERIALS FURNISHED IN CONNECTION WITH SUCH TESTS, SAMPLINGS, STUDIES OR SURVEYS AS BUYER MAY CONDUCT WITH RESPECT TO THE SAIDASSETS; AND (II) ANY INJURY TO OR DEATH OF PERSONS OR DAMAGE TO PROPERTY OCCURRING IN, ON OR ABOUT THE SAID ASSETS AS A RESULT OF SUCH EXERCISE OR ACTIVITIES PRIOR TO CLOSING.

         (C) "Environmental Laws" means all applicable local, state, and federal laws, rules, regulations, permits and orders regulating or otherwise pertaining to: (i) the use, generation, migration, storage, removal, treatment, remedy, discharge, release, transportation, disposal, or cleanup of pollutants, contamination, hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants;
                  (ii) surface waters, ground waters, ambient air and any other environmental medium on or off any Lease; or (iii) the environment or health and safety-related matters; including the following as from time to time amended and all others whether similar or dissimilar: the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984, the Hazardous Materials Transportation Act, as amended, the Toxic Substance Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, and all regulations promulgated pursuant thereto.

6.7 Adverse Environmental Conditions. The term "Adverse Environmental Condition" means (i) the failure of the Assets or the lands on which any of the Assets are located or which are affected by any Assets to be in compliance with all applicable Environmental Laws; (ii) the Assets or the lands on which any of the Assets are located or which are affected by any Asset being subject to any agreements, consent orders, decrees or judgments currently in existence based on any Environmental Laws that negatively impact the present or future use of any portion of the Assets or that require any material change in the present conditions of any of the Assets; (iii) the Assets or the lands on which any of the Assets are located or pertain being subject to any uncured notices of violations of or non-compliance with any applicable Environmental Laws; including any item which is disclosed in this Agreement or was otherwise disclosed to Buyer; or (iv) any of the Assets or the lands on which any of the Assets are located or which are affected by the Assets are contaminated, surface or subsurface, including with, but not limited to, harmful or potentially harmful substances, or which are a current or potential safety hazard.

         EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, BUYER IS PURCHASING THE ASSETS WITH NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, EITHER ORAL OR WRITTEN, MADE BY ANY MEMBER OF THE SELLER GROUP WITH RESPECT TO THE PHYSICAL OR ENVIRONMENTAL CONDITION OF THE ASSETS OR WITH RESPECT TO THE EXISTENCE OR ABSENCE OF PETROLEUM OR HAZARDOUS SUBSTANCES IN, ON, UNDER OR AFFECTING THE ASSETS OR WITH RESPECT TO THE COMPLIANCE OF THE ASSETS OR ITS OPERATION WITH ANY LAWS, ORDINANCES OR REGULATIONS OF ANY GOVERNMENT OR OTHER BODY. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT.

         6.8 Definition. The term "Remediate" or "Remediation" means, with respect to any condition of the Assets or the lands on which any of the Assets are located or affect or any Adverse Environmental Condition, the investigation, planning, contracting, undertaking and/or completion of those actions and activities of whatever nature or degree toward the goal of bringing the Assets (or said lands) into compliance with the Environmental Laws.

6.9 Remediation. Subject to Section 6.4 of this Agreement, if, after Closing, Buyer elects or is ordered by a regulatory agency having jurisdiction or a court of competent jurisdiction to Remediate or otherwise address an Adverse Environmental Condition, the following will govern the Remediation:

         (A) Buyer shall be responsible for all negotiations and contacts with federal, state, and local agencies and authorities with regard to the Adverse Environmental Condition or Remediation. Unless Seller gives Buyer reasonable notice and a reasonable opportunity to participate jointly with Seller, Seller may not make any independent contacts with any agency, authority, or other non-affiliated third party with respect to the Adverse Environmental Condition or Remediation and shall keep all information regarding the Adverse Environmental Condition and/or Remediation confidential, except in each instance to the extent required by applicable law.

         (B) Buyer, after reasonable and good faith consultation with Seller may Remediate the Adverse Environmental Condition to the level it deems appropriate, provided that, as to matters subject to Section 6.3 hereof, in no event shall Seller be obligated to pay for costs associated with cleaning up environmental media to the extent beyond (i) the level actually required by applicable Environmental Law or (ii) by a regulatory agency having jurisdiction or (iii) by order of a court having competent jurisdiction, unless Seller has given its written consent before such costs are incurred. Buyer shall provide Seller with copies of invoices of costs incurred and final reports or studies prepared by Buyer regarding such Remediation for which Seller is contributing pursuant to Sections 6.2 and 6.3. Upon Seller's request, Buyer shall also provide all non-privileged draft reports and/or underlying data or analyses thereof regarding such Remediation or cleanup.

7.       REPRESENTATIONS AND WARRANTIES OF SELLER.

7.1 Seller's Representations and Warranties. Subject to the disclosures set forth in Exhibits 7.1 (D), (E), (F), (I) and (L), Seller represents and warrants [which representations and warranties shall terminate at the Closing hereof, except Section 7.1(D) survives Closing for ninety (90) days, Sections 7.1(E)and (K) survive for four (4) years after Closing,
         Section 7.1 (G) survives for one (1) year after Closing, Sections 7.1(H)and (J) survive without time limit after Closing and Section 7.1
         (I) survives Closing for a period lasting until the end of ninety
         (90)days after the expiration of the applicable statutes of limitation] on the Effective Date and Closing as follows:

         (A) Status of Incorporation. CIG is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. CIGPC is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. El Paso is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

         (B) Authority. Seller has the requisite power and authority to enter into this Agreement, to carry out the transactions contemplated hereby, to transfer the Assets in the manner contemplated by this Agreement, and to undertake all of the obligations of Seller set forth in this Agreement.

         (C) Validity of Obligations. This Agreement and any documents or instruments delivered by Seller at the Closing shall constitute legal, valid and binding obligations of Seller, enforceable in accordance with their terms.

         (D) Authorization for Expenditures. Except for Authorizations for Expenditures exchanged between Buyer and Seller prior to the date of this Agreement, with respect to the joint, unit or other operating agreements relating to the Assets, to Seller's knowledge, except as set forth in Exhibit 7.1(D), there are no material outstanding calls or payments under authorities for expenditures for payments relating to the Assets which are due or which Seller has committed to make which have not been made.

         (E) Contractual Restrictions. Except as set forth in Exhibit 7.1(E), Seller has not entered into any contracts for or received prepayments, take-or-pay arrangements, buydowns, buyouts for Oil and Gas, or storage of the same or production payments relating to the Assets which Buyer shall be obligated to honor and make deliveries of Oil and Gas or pay refunds of amounts previously paid under such contracts or arrangements.

         (F)      Litigation. To Seller's knowledge, except as set forth in
                  Exhibit 7.1(F), there is no suit or action pending, arising out of, or with respect to the ownership, operation or environmental condition of the Assets that would have a material adverse affect upon the Assets.

         (G) Permits and Consents. To Seller's knowledge, with respect to Assets for which Seller is the operator, Seller has (i) acquired all material permits, licenses, approvals and consents from appropriate governmental bodies, authorities and agencies to conduct operations on the Assets in compliance with applicable laws, rules, regulations, ordinances and orders; and (ii) is in material compliance with all such permits, licenses, approvals and consents and with applicable Environmental Laws.

         (H) Broker's Fees. Seller shall retain the obligation or liability, contingent or otherwise, for brokers' or finders' fees in respect of the matters provided for in this Agreement and Buyer shall have no responsibility therefor.

         (I) Taxes. Except as set forth in Exhibit 7.1(I), (i) Seller has filed or will file prior to Closing (with respect to the Assets) all material Tax returns that are due, (ii) all Taxes (with respect to the Assets) shown to be due on such returns have been paid, or will be paid prior to Closing and (iii) there is no material dispute or claim concerning any Tax liability of the Seller (with respect to the Assets) claimed or raised by any Tax authority in writing. For purposes of this Agreement, the term "Tax" or "Taxes" means any federal, state, local or tribal, income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), custom duties, capital stock, franchise, profits, withholding, social security (or similar excises), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

         (J) All of Seller's Interest. Except as expressly provided otherwise in this Agreement, the Assets to be conveyed to Buyer pursuant to this Agreement represent all of Seller's interest and contractual entitlement to interest in oil and gas leases, wells, overriding royalties or similar interests and rights in Oil and Gas in place and the personal, mixed and real property related thereto West Panhandle Field, Texas, except for (i) certain royalty interests owned by CIG Resources Company, which will be conveyed to Seller before conveyance to Buyer at Closing; and an interest held by by an affiliate of Seller in the 1996 Fain Gas Processing Agreement (which agreement is identified on Exhibit 'A") which interest Buyer may require be assigned to Seller prior to Closing so that such interest may be conveyed to Buyer at Closing. Seller has not entered into any contract or arrangement with affiliates of Seller which creates any entitlement to any interest in oil and gas leases, wells, production, over riding royalties, royalties or similar interest or rights in Oil and Gas in place and the personal, mixed and real property related to the West Panhandle Field.

         (K) No Unpaid Royalties. Seller has paid, and shall have paid at Closing, all royalties, rentals or similar obligations that are due and payable based on production from or ownership of Seller's interest in the Assets excluding the suspended fund delivered to Buyer pursuant to Section 4.5 at Closing.

         (L) Valid Agreements. Except as set forth in Exhibit 7.1 (L), and excluding the disclosure in Section 5.4 and disputes between Buyer and Seller under the "B" Contract Documents, all material contracts and agreements constituting a part of the Assets are valid and in full force and effect, and no party is in breach or default, or with the lapse of time or giving of notice or both would be in breach or default, with respect to any of its obligations thereunder and no party has given or threatened to give Seller notice of any default thereunder.

7.2      Scope of Representations of Seller.

         (A) Information About the Assets. Except as expressly set forth in this Agreement, Seller disclaims all liability and responsibility for any representation, warranty, statements or communications (orally or in writing) to Buyer, including any information contained in any opinion, information or advice that may have been provided to Buyer by any member of the Seller Group, or any consultant, engineer or engineering firm, trustee, partner, member, beneficiary, stockholder or contractor of Seller pursuant to this Agreement, wherever and however made, including those made in any data room expressly made available to Buyer and any supplements or amendments thereto or during any negotiations with respect to this Agreement or any confidentiality agreement previously executed by the Parties with respect to the Asset. EXCEPT AS SET FORTH IN ARTICLE 7 OF THIS AGREEMENT, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS, STATUTORY OR IMPLIED, AS TO (i) THE ACCURACY, COMPLETENESS OR MATERIALITY OF ANY DATA, INFORMATION OR RECORDS FURNISHED TO BUYER IN CONNECTION WITH THE ASSETS OR OTHERWISE CONSTITUTING A PORTION OF THE ASSETS; (ii) THE PRESENCE, QUALITY AND QUANTITY OF HYDROCARBON RESERVES (IF
                  ANY) ATTRIBUTABLE TO THE ASSETS, INCLUDING WITHOUT LIMITATION SEISMIC DATA AND SELLER'S INTERPRETATION AND OTHER ANALYSIS THEREOF; (iii) THE ABILITY OF THE ASSETS TO PRODUCE HYDROCARBONS, INCLUDING WITHOUT LIMITATION PRODUCTION RATES, DECLINE RATES AND RECOMPLETION OPPORTUNITIES; (iv) IMBALANCE OR PAYOUT ACCOUNT INFORMATION, ALLOWABLES, OR OTHER REGULATORY MATTERS; (v) THE PRESENT OR FUTURE VALUE OF THE ANTICIPATED INCOME, COSTS OR PROFITS, IF ANY, TO BE DERIVED FROM THE ASSETS; (vi) THE ENVIRONMENTAL CONDITION OF THE ASSETS; (vii) ANY PROJECTIONS AS TO EVENTS THAT COULD OR COULD NOT OCCUR;
                  (viii) THE TAX ATTRIBUTES OF ANY ASSET; (ix) ANY OTHER MATTERS CONTAINED IN OR OMITTED FROM ANY INFORMATION OR MATERIAL FURNISHED TO BUYER BY THE SELLER GROUP OR OTHERWISE CONSTITUTING A PORTION OF THE ASSETS; AND (x) THE COMPLETENESS OR ACCURACY OF THE INFORMATION CONTAINED IN ANY EXHIBIT HERETO. ANY DATA, INFORMATION OR OTHER RECORDS FURNISHED BY SELLER ARE PROVIDED TO BUYER AS A CONVENIENCE AND BUYER'S RELIANCE ON OR USE OF THE SAME IS AT BUYER'S SOLE RISK.

         (B) Independent Investigation. Buyer acknowledges that it has, or by Closing will have, made its own independent investigation, analysis and evaluation of the transactions contemplated by this Agreement (including Buyer's own estimate and appraisal of the extent and value of Seller's Oil and Gas reserves attributable to the Assets and an independent assessment and appraisal of the environmental risks and liabilities associated with the acquisition of the Assets). Buyer assumes it will have prior to Closing, access to all information necessary to perform its investigation and, based on such assumption, Buyer has not relied and will not rely on any representations by Seller other than those expressly set forth in this Agreement.

         (C) Waiver of Deceptive Trade Practices Acts. BUYER WAIVES ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES ACT SECTION 17.41 et seq., TEXAS BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS, AND UNDER SIMILAR STATUTES ADOPTED IN OTHER STATES, TO THE EXTENT THEY HAVE APPLICABILITY TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. AFTER CONSULTATION WITH AN ATTORNEY OF ITS SELECTION, BUYER CONSENTS TO THIS WAIVER.

8.       REPRESENTATIONS AND WARRANTIES OF BUYER.

8.1 Buyer's Representations and Warranties. Buyer represents and warrants [which representations and warranties shall not survive the Closing (except that Section 8.1(F) survives Closing for four (4) years after Closing and Sections 8.1(E) and (H) survive without time limitation after Closing] on the Effective Date and Closing as follows:

         (A) Status of Incorporation. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

         (B) Corporate Authority. Buyer has the corporate power and authority to enter into this Agreement, to carry out the transactions contemplated hereby and to undertake all of the obligations of Buyer set out in this Agreement.

         (C) Validity of Obligations. The consummation of the transactions contemplated by this Agreement will not in any respect violate, nor be in conflict with, any provision of Buyer's charter, by-laws or other governing documents, or any agreement or instrument to which Buyer is a party or is bound, or any judgment, decree, order, statute, rule or regulation applicable to Buyer (subject to governmental consents and approvals customarily obtained after the Closing). This Agreement constitutes legal, valid and binding obligations of Buyer, enforceable in accordance with its terms.

         (D) Qualification and Bonding. Buyer represents and warrants that it is in compliance with the bonding and liability insurance requirements in accordance with all applicable state or federal laws or regulations and that it is and henceforth will continue to be qualified to own any federal, Indian or state oil and gas leases that constitute part of the Assets.

         (E) Non-Security Acquisition. Buyer hereby represents to Seller that it intends to acquire the Assets for its own benefit and account and that it is not acquiring said Assets with the intent of distributing fractional undivided interests thereof such as would be subject to regulation by federal or state securities laws, and that if, in the future, it should sell, transfer or otherwise dispose of said Assets or fractional undivided interests therein, it will do so in compliance with any applicable federal and state securities laws.

         (F) Evaluation. Buyer represents that by reason of Buyer's knowledge and experience in the evaluation, acquisition and operation of oil and gas properties, Buyer has evaluated the merits and risks of purchasing the Assets from Seller and has formed an opinion based solely upon Buyer's knowledge and experience and not upon any representations or warranties by the Seller Group.

         (G) Financing. Buyer has sufficient cash, available lines of credit or other sources of immediately available funds to enable it to pay the Purchase Price to Seller at the Closing.

         (H) Broker's Fees. Buyer has incurred no obligation or liability, contingent or otherwise, for brokers' or finders' fees in respect of the matters provided for in this Agreement, or, if any such obligation or liability exists, it shall remain an obligation of Buyer, and Seller shall have no responsibility therefor.

9. CERTAIN AGREEMENTS OF SELLER. Seller agrees and covenants (which covenants shall, with the exception of those set forth in Section 9.1 , survive Closing) that, unless Buyer shall have otherwise agreed in writing, the following provisions shall apply:

9.1 Maintenance of Assets. From the date of this Agreement until Closing, Seller agrees that, for those Wells which it operates, it shall:

         (A) Administer and operate the Leases and Wells in accordance with the applicable Leases and operating agreements.

         (B) Not introduce any new methods of management, operation or accounting with respect to any or all of the Assets.

         (C) Use commercially reasonable efforts to maintain and keep the Assets in full force and effect; and fulfill all contractual or other covenants, obligations and conditions imposed upon Seller with respect to the Assets, including, but not limited to, payment of royalties, delay rentals, shut-in gas royalties and any and all other required payments.

         (D) Except to the extent contractually required, necessary or advisable to avoid forfeiture or penalties, not enter into agreements to drill new wells or to rework, plug back, deepen, plug or abandon any Well, nor commence any drilling, reworking or completing or other operations on the Leases which requires expenditures exceeding twenty five Thousand Dollars ($25,000.00) for each operation (except for emergency operations and operations required under presently existing contractual obligations) without obtaining the prior written consent of Buyer (which consent shall not be unreasonably withheld, delayed or conditioned); provided that the terms of this paragraph (D) shall not apply to any expenditures of Seller which will not be charged to Buyer.

         (E) Not voluntarily relinquish its position as operator to anyone other than Buyer with respect to any of the Wells or voluntarily abandon any of the Wells other than as required pursuant to the terms of a Lease or by regulation.

         (F) Not, without the prior written consent of Buyer (which consent shall not be unreasonably withheld, delayed or conditioned),
                  (i) enter into any agreement or arrangement (other than one constituting a Permitted Encumbrance) transferring, selling or encumbering any of the Assets (other than in the ordinary course of business, including ordinary course sales of production, inventory or salvage or with respect to any Assets with a value less than $25,000 or pursuant to any agreements existing on the date hereof); (ii) grant any preferential or other right to purchase or agree to require the consent of any party not otherwise required to consent to the transfer and assignment of the Assets to Buyer; (iii) enter into any new sales contracts or supply contracts which cannot be cancelled upon thirty (30) days prior notice; or (iv) incur or agree to incur any contractual obligation or liability (absolute or contingent) with respect to the Assets except as otherwise provided herein (including ordinary course sales of production, inventory or salvage or with respect to any Assets with a value less than $25,000 or pursuant to any disclosed Authorization for Expenditures covering the Assets).

         (G) To the extent known to Seller, provide Buyer with written notice of (i) any claims, demands, suits or actions made against Seller which materially affect the Assets; or (ii) any proposal from a third party to engage in any material transaction (e.g., a farmout) with respect to the Assets.

         (H) Not sell, transfer, assign, convey, remove or otherwise dispose of any of the Assets subject to Seller's control, other that (a) oil, gas and other hydrocarbons produced, saved and sold in the ordinary course of business, or (b) personal property and equipment which is replaced with property and equipment of comparable or better value and utility in the ordinary and routine maintenance and operation of the Assets.

                  9.2 Consents or Assignments. Seller shall exercise reasonable commercial efforts to obtain all such permissions, approvals and consents by governmental authorities and others which are reasonably obtainable by Closing and are required to vest Good and Marketable title to the Assets in Buyer or as may be otherwise reasonably requested by Buyer. Seller will execute all necessary or appropriate transfer orders (or letters in lieu thereof) designating Buyer as the appropriate party for payment effective as of the Closing

         Date. Any failure to obtain such permissions, approvals and consents that are required to vest Good and Marketable title to the Assets shall be deemed a Title Defect and the procedures set forth in Section 5.6 shall apply. If any of the foregoing items listed in Sections 1.1(C) and (E) are not assignable, Seller shall hold such non-assignable items as nominee for Buyer.

9.3      Preferential Rights.

         (A) Seller agrees that within ten (10) days after the date of this Agreement it will (i) identify all preferential rights to purchase ("Preferential Rights") which would be applicable to the transaction contemplated hereby, and the names and addresses of such parties holding the same and provide a copy of the list of such parties to Buyer, and (ii) request, from the parties so identified (and in accordance with the documents creating such rights), execution of waivers of Preferential Rights.

         (B) If the holder of a Preferential Right within the time allowed exercises such right, Seller shall tender to such party the required interest in the affected Asset at a price equal to the Allocated Value (reduced appropriately, as determined by mutual agreement of Buyer and Seller, if less than the entire Asset must be tendered), and to the extent that such Preferential Right is exercised and such interest in such Asset is actually sold to the party so exercising such right, such interest in the Asset will be deemed an Excluded Asset and shall be excluded from the transaction contemplated hereby and the Base Purchase Price will be adjusted downward by the Allocated Value.

         (C) If, on the Closing Date, the holder of a Preferential Right has not indicated whether or not it will exercise such Preferential Right and the time period within which the holder of the Preferential Right must exercise its right has not lapsed, then the Parties shall mutually agree whether to proceed with Closing or delay Closing.

9.4      [INTENTIONALLY DELETED].

9.5 Records and Contracts. Seller shall have the right to make and retain copies of the Records and Contracts as Seller may desire prior to the delivery of the Records and Contracts to Buyer. Buyer, for a period of seven (7) years after the Closing Date, shall make available to Seller (at the location of such Records and Contracts in Buyer's organization) access to such Records and Contracts as Buyer may have in its possession (or to which it may have access) upon written request of Seller, during normal business hours; provided, however, that Buyer shall not be liable to Seller for the loss of any Records or Contracts by reason of clerical error or inadvertent loss or destruction of Records or Contracts. Seller, for a period of seven (7) years after the Closing Date, shall make available to Buyer (at the location of such records in Seller's organization) access to records described in
         Section 1.1(J)(i),(ii)(iii) (the "Excluded Records") as Seller may have in its possession (or to which it may have access) upon written request of Buyer, during normal business hours; provided, however, that Seller shall not be liable to Buyer for the loss of any Excluded Records by reason of clerical error or inadvertent loss or destruction of Excluded Records. Notwithstanding the foregoing Buyer may convey the Records associated with any property sold to a third party, subject to the purchaser of said property assuming the obligations remaining under this Section 9.5 above with regard to said property.

9.6 Termination of Affiliate Contracts. At Buyer's request, made no later than the 90th day after Closing, Seller shall terminate specified Seller affiliate contracts or agreements affecting the Assets with any of Seller's affiliated entities other than the Helium Processing Agreement dated December 1, 1999, however, Seller will not be obligated to terminate such contracts before Closing.

9.7 Gas Quality Waiver. From and after the date of this Agreement, CIG agrees to waive the oxygen specifications of its FERC gas tariff, as amended from time to time ("CIG's Tariff") for gas delivered to CIG by Buyer at the Big Canyon compressor station point of receipt for transportation on CIG's FERC-jurisdictional transmission system, unless: (i) such gas contains more than 2000 parts per million (.200 percent) by volume of oxygen; or (ii) CIG, in its reasonable discretion and judgment, has determined that such gas tendered must conform to the quality specifications of CIG's Tariff to (1) maintain prudent and safe operation of part or all of CIG's transmission system and storage facilities; or (2) ensure that such gas does not adversely affect Seller's ability to provide service to others; or (3) ensure that such gas will be accepted for delivery by a downstream pipeline or end user. Provided however, in the event of any conflict between the foregoing provision and the provisions of CIG's FERC gas tariff, such tariff shall control.

10. CERTAIN AGREEMENTS OF BUYER. Buyer agrees and covenants that unless Seller shall have consented otherwise in writing, the following provisions shall apply:

10.1     [INTENTIONALLY DELETED].

10.2 Plugging Bond. Buyer shall post, prior to Closing, the necessary bonds or letters of credit as required by the state in which the Leases are located for the plugging of all Wells, and provide Seller with a copy of same, and provide proof satisfactory to Seller that the applicable state has accepted such bonds or letters of credit as sufficient assurance to cover the plugging of all Wells and related matters. Further, Buyer shall provide to Seller copies of the approval by any applicable regulatory agencies concerning change of operatorship of the Wells.

10.3 Seller's Logos. After Closing, Buyer shall promptly cover or cause to be covered by decals or new signage any names and marks used by Seller, and all variations and derivatives thereof and logos relating thereto, from the Assets and shall not thereafter make any use whatsoever of such names, marks and logos. Buyer shall complete such work by no later than sixty (60) days after Closing.

10.4     [INTENTIONALLY DELETED]

10.5 Like-Kind Exchanges. Prior to Closing, Buyer shall cooperate fully, as and to the extent reasonably requested by Seller, in connection with the transactions contemplated herein to make such modifications as may be necessary to qualify such transactions, in whole or in part, as a "like-kind" exchange pursuant to Section 1031 of the Code.

10.6     [INTENTIONALLY DELETED]

11. CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER. All obligations of Buyer under this Agreement are, at Buyer's election, subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

11.1 No Litigation. At the Closing, no suit, action or other proceeding shall be pending before any court or governmental agency which attempts to prevent the occurrence of the transactions contemplated by this Agreement.

11.2 Representations and Warranties. All representations and warranties of Seller contained in this Agreement shall be true in all material aspects as of the Closing as if such representations and warranties were made as of the Closing Date (except for those representations or warranties that are expressly made only as of another specific date, which representations and warranties shall be true in all material respects as of such other date) and Seller shall have performed and satisfied in all material respects all covenants and fulfilled all conditions required by this Agreement to be performed and satisfied by Seller at or prior to the Closing.

11.3     [INTENTIONALLY DELETED

11.4 Acquisition of Gathering Assets. Buyer and CIG shall have executed a definitive agreement on or before 5:00 p.m. April 13, 2002, for the purchase by Buyer of CIG's Panhandle Field, Texas gathering system and the Gathering Initial Closing occurs contemporaneously with the Closing herewith. For purposes of this Agreement the "Gathering Initial Closing" means the closing of the transfer to Buyer of the right to receive the same economic benefits and the obligation to assume the same economic detriments of the ownership of CIG's West Panhandle Field gathering system as if Buyer had purchased such gathering system as of such date. The Gathering Initial Closing is anticipated to occur July 1, 2002, and is anticipated to predate the actual transfer of title to such gathering system, which cannot occur until after the FERC has granted abandonment approval.

11.5 Seller's Receipt of Waiver. That Seller has received the waivers or amendments referred to in Section 12.3 below.

12. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER. All obligations of Seller under this Agreement are, at Seller's election, subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

12.1 No Litigation. At the Closing, no suit, action or other proceeding shall be pending before any court or governmental agency which attempts to prevent the occurrence of the transactions contemplated by this Agreement.

12.2 Representations and Warranties. All representations and warranties of Buyer contained in this Agreement shall be true in all material aspects as of the Closing, as if such representations and warranties were made as of the Closing Date (except for those representations or warranties that are expressly made only as of another specific date, which representations and warranties shall be true in all material respects as of such other date) and Buyer shall have performed and satisfied in all material respects all covenants and fulfilled all conditions required by this Agreement to be performed and satisfied by Buyer at or prior to the Closing.

12.3 Waivers of Restrictions. Except for those Assets located in the Gulf of Mexico, the Assets to be sold by the Seller support a financing, and the sale of the Assets is subject to certain restrictions (including potential mandatory prepayments of such financing) imposed under the terms of such financing. The Parties hereby agree that, as a condition precedent to the Parties' respective obligations to close the sale of the Assets, the Seller shall have obtained effective waivers or amendments--in each case on terms acceptable to Seller--of the restrictive provisions of such financing relating to sales of the Assets. The Seller agrees to use commercially reasonable efforts to obtain such waivers or amendments prior to the Effective Time,

12.4 Disposition of Gathering Assets. Buyer and CIG shall have executed a definitive agreement on or before 5:00 p.m. on April 13, 2002, for the sale by CIG to Buyer of CIG's Panhandle Field, Texas gathering system and the Gathering Initial Closing occurs contemporaneously with the Closing herewith.

13.      TERMINATION.

13.1 Causes of Termination. This Agreement and the transactions contemplated herein may be completely terminated:

         (A)      At any time by mutual consent of the Parties.

         (B) By either Party if the Closing shall not have occurred by September 1, 2002, despite the good faith reasonable efforts of the Parties, and if the Party desiring to terminate is not in breach of this Agreement.

         (C)      [INTENTIONALLY DELETED]

         (D)      By either Party in the event of a Casualty Loss pursuant to
                  Section 15.1(B).

         (E) By either Party if less than ninety percent (90%) of the Base Purchase Price shall be transferred to Seller on the Closing Date.

         (F) By Buyer if, on the Closing Date, any of the conditions set forth in Article 11 hereof shall not have been satisfied or waived.

         (G) By Seller if, on the Closing Date, any of the conditions set forth in Article 12 hereof shall not have been satisfied or waived.

13.2 Effect of Termination. In the event of the termination of this Agreement pursuant to the provisions of this Article 13 or elsewhere in this Agreement, this Agreement shall become void and have no further force and effect and neither Party shall have any further right, duty or liability to the other hereunder, except for: (i) the indemnity provided for in Section 6.6(B), (ii) any breach of this Agreement prior to such termination; and (iii) any other continuing confidentiality requirement. Upon termination, Buyer agrees to use commercially reasonable efforts to return to Seller, or destroy, all materials, documents and copies thereof provided, obtained or discovered in the course of any due diligence investigations.

14.      INDEMNIFICATION

14.1 INDEMNIFICATION BY SELLER. UPON AND AFTER CLOSING, SELLER SHALL TO THE FULLEST EXTENT PERMITTED BY LAW, RELEASE, DEFEND, INDEMNIFY, AND HOLD HARMLESS BUYER, ITS PARENT AND SUBSIDIARY COMPANIES, AND EACH OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND OTHER REPRESENTATIVES (THE "BUYER GROUP") FROM AND AGAINST THE FOLLOWING:

         (A) MISREPRESENTATIONS. ALL CLAIMS, DEMANDS, LIABILITIES, JUDGMENTS, LOSSES AND REASONABLE COSTS, EXPENSES AND ATTORNEYS' FEES (INDIVIDUALLY A "LOSS" AND COLLECTIVELY, THE "LOSSES") ARISING FROM THE BREACH BY SELLER OF ANY REPRESENTATION OR WARRANTY SET FORTH IN THIS AGREEMENT TO THE EXTENT THE SAME SURVIVES CLOSING;

         (B)      BREACH OF COVENANTS. ALL LOSSES ARISING FROM THE BREACH BY

                  SELLER OF ANY COVENANT SET FORTH IN THIS AGREEMENT TO THE EXTENT THE SAME SURVIVES CLOSING; AND

         (C) OWNERSHIP AND OPERATION. EXCEPT FOR MATTERS INDEMNIFIED BY BUYER PURSUANT TO SECTION 14.2 BELOW AND IN THE TRANSITION AGREEMENT (WHEN EXECUTED), ALL LOSSES ARISING FROM THE OWNERSHIP AND OPERATION OF THE ASSETS PRIOR TO THE EFFECTIVE TIME DIRECTLY ASSOCIATED WITH THE FOLLOWING MATTERS:

                  (i) OIL OR GAS WELLS PLUGGED AND ABANDONED ON THE ASSETS BY SELLER OR ANY OF SELLER'S PREDECESSORS IN INTEREST PRIOR TO THE EFECTIVE TIME AND REGARDLESS IF SAID WELLS ARE DESCRIBED ON EXHIBIT 1.1(A)-2; AND

                  (ii) ALL TAXES FOR ALL PERIODS UP TO CLOSING OTHER THAN TAXES WHICH, IF PAID BY SELLER, WOULD RESULT IN A PURCHASE PRICE ADJUSTMENT IN ITS FAVOR UNDER SECTION 2.2(A)(ii);

                  (iii) (AS TO THE ASSETS LOCATED OR PERTAINING TO KANSAS, OKLAHOMA AND THE GULF OF MEXICO) ALL LOSSES ARISING FROM THE OWNERSHIP AND OPERATION OF THE ASSETS PRIOR TO THE EFFECTIVE TIME, DIRECTLY ASSOCIATED WITH THE FOLLOWING MATTERS:

                           (a)      DAMAGES TO PERSONS OR PROPERTY;

                           (b) THE VIOLATION BY SELLER OF ANY LAW OR REGULATION OR THE TERMS OF ANY AGREEMENT BINDING UPON BUYER;

                           (c) CLAIMS OF SELLER'S CO-OWNERS, PARTNERS, JOINT VENTURERS AND OTHER PARTICIPANTS IN THE WELLS (EXCLUDING BUYER);

                           (d) TAXES ATTRIBUTABLE TO THE ASSETS OTHER THAN TAXES DESCRIBED IN SECTION 14.1(C)(ii); AND

                           (e) THE INCORRECT PAYMENT, NON-PAYMENT OR MISPAYMENT OF ROYALTIES UNDER THE LEASES.

                           SELLER'S OBLIGATIONS UNDER THIS SUBSECTION
                           14.1(C)(iii) SHALL EXPIRE ON THE SECOND ANNIVERSARY OF THE DATE OF CLOSING.

14.2 INDEMNIFICATION BY BUYER. UPON AND AFTER CLOSING, BUYER SHALL TO THE FULLEST EXTENT PERMITTED BY LAW, RELEASE, DEFEND, INDEMNIFY, AND HOLD HARMLESS THE SELLER GROUP AGAINST THE FOLLOWING:

         (A) MISREPRESENTATIONS. ALL LOSSES ARISING FROM THE BREACH BY BUYER OF ANY REPRESENTATION OR WARRANTY SET FORTH IN THIS AGREEMENT TO THE EXTENT THE SAME SURVIVES CLOSING;

         (B) BREACH OF COVENANTS. ALL LOSSES ARISING FROM THE BREACH BY BUYER OF ANY COVENANT SET FORTH IN THIS AGREEMENT TO THE EXTENT THE SAME SURVIVES CLOSING;

         (C) OWNERSHIP AND OPERATION. EXCEPT FOR MATTERS INDEMNIFIED BY SELLER PURSUANT TO SECTION 14.1 ABOVE, ALL LOSSES ARISING FROM THE OWNERSHIP AND OPERATION OF THE ASSETS FROM AND AFTER THE EFFECTIVE TIME, DIRECTLY ASSOCIATED WITH THE FOLLOWING
                  MATTERS:

                  (i)      DAMAGES TO PERSONS OR PROPERTY;

                  (ii) THE VIOLATION BY BUYER OF ANY LAW OR REGULATION OR THE TERMS OF ANY AGREEMENT BINDING UPON BUYER;

                  (iii) CLAIMS OF BUYER'S CO-OWNERS, PARTNERS, JOINT VENTURERS AND OTHER PARTICIPANTS IN THE WELLS (EXCLUDING SELLER);

                  (iv) TAXES ATTRIBUTABLE TO THE ASSETS OTHER THAN TAXES DESCRIBED IN SECTION 14.1(C)(ii); AND

                  (v) THE INCORRECT PAYMENT, NON-PAYMENT OR MISPAYMENT OF ROYALTIES UNDER THE LEASES.

         (D) OPERATION OF THE WEST PANHANDLE FIELD. EXCEPT FOR MATTERS INDEMNIFIED BY SELLER PURSUANT TO SECTION 14.1 ABOVE, ALL LOSSES ARISING FROM THE PHYSICAL OPERATION BY BUYER SINCE JANUARY 1, 1990 OF THE WEST PANHANDLE FIELD DIRECTLY ASSOCIATED WITH DAMAGES TO THIRD PARTIES OR PROPERTY. BUYER'S OBLIGATIONS UNDER THIS SUBSECTION 14.2(D) SHALL EXPIRE ON THE SECOND ANNIVERSARY OF THE CLOSING.

14.3 Additional Plugging Obligations. From and after Closing the following provisions shall apply;

         (A). In addition to Seller's other obligations under Section 14.1(C)(i) under this Agreement, as to wells located on the Assets in Oklahoma and Kansas only, Seller shall retain the obligation to properly plug and abandon any and all such wells which are not plugged and abandoned by Closing and which are not listed on Exhibit 1.1(A)(2) and SHALL DEFEND, INDEMNIFY AND HOLDHARMLESS THE BUYER GROUP FROM ALL LOSSES REGARDING SAME; AND

         (B) Except as provided in Sections 14.1(C) and 14.3 (A) above,Buyer shall perform and assume all liability for the necessary and proper plugging and abandonment of all Wells not plugged and abandoned prior to Closing AND SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS THE SELLER GROUP FROM ALL LOSSES REGARDING SAME.

14.4 Notification. Neither Party shall be obligated to indemnify the other for any Loss unless notice regarding same has been sent as provided in this Agreement but the obligation to indemnify hereunder shall continue beyond any applicable survival period under this Agreement to the extent such notice has been given. As soon as reasonably practical after obtaining knowledge thereof, the indemnified Party shall notify the indemnifying Party of any claim or demand which the indemnified Party has determined has given or could give rise to a claim for indemnification under this Article 14. Such notice shall specify the agreement, representation or warranty with respect to which the claim is made, the facts giving rise to the claim and the alleged basis for the claim, and the amount (to the extent then determinable) of liability for which indemnity is asserted. In the event any action, suit or proceeding is brought with respect to which a Party may be liable under this Article 14, the defense of the action, suit or proceeding (including all settlement negotiations and arbitration, trial, appeal, or other proceeding) shall be at the discretion of and conducted by the indemnifying Party. If an indemnified Party shall settle any such action, suit or proceeding without the written consent of the indemnifying Party (which consent shall not be unreasonably withheld), the right of the indemnified Party to make any claim against the indemnifying Party on account of such settlement shall be deemed conclusively denied. An indemnified Party shall have the right to be represented by its own counsel at its own expense in any such action, suit or proceeding, and if an indemnified Party is named as the defendant in any action, suit or proceeding, it shall be entitled to have its own counsel and defend such action, suit or proceeding with respect to itself at its own expense. Subject to the foregoing provisions of this Article 14, neither Party shall, without the other Party's written consent, settle, compromise, confess judgment or permit judgment by default in any action, suit or proceeding if such action would create or attach any liability or obligation to the other Party. The Parties agree to make available to each other, and to their respective counsel and accountants, all information and documents reasonably available to them which relate to any action, suit or proceeding, and the Parties agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such action, suit or proceeding.

14.5 LIMITATION ON DAMAGES. The indemnification obligations of Buyer and Seller pursuant to this Article 14 shall be limited to actual Losses and shall not include incidental, consequential, indirect, punitive or exemplary Losses except to the extent the indemnified Party is obligated to pay non-affiliated third parties for such Losses.

14.6. Notwithstanding the foregoing sections in this Article 14, this Article 14 shall take into account the gain or benefit which either Party would have received and/or the loss or burden for which either Party would be obligated under the terms of the 'B' Contract Documents up to Effective Time as if this Agreement had not been executed, except as otherwise expressly provided in this Agreement.

15.      MISCELLANEOUS.

15.1     Casualty Loss.

         (A) An event of casualty means volcanic eruptions, acts of God, fire, explosion, earthquake, wind storm, flood, drought, condemnation, the exercise of any right of eminent domain, confiscation and seizure (a "Casualty"). A Casualty does not include depletion due to normal production and depreciation or failure of equipment or casing.

         (B) If, prior to the Closing, a Casualty occurs (or Casualties occur) which results in a reduction in the value of the Assets in excess of ten percent (10%) of the Base Purchase Price (as determined immediately prior to such Casualty Loss) ["Casualty Loss"], Buyer or Seller may elect prior to Closing to terminate this Agreement. If this Agreement is not so terminated, then this Agreement shall remain in full force and effect notwithstanding any such Casualty Loss, and, upon agreement of the Parties, (i) Seller may retain such Asset and such Asset shall be the subject of an adjustment to the Base Purchase Price in the same manner set forth in Section 5.6 hereof, or (ii) at the Closing, Seller shall pay to Buyer all sums paid to Seller by reason of such Casualty Loss, (provided however, that the Base Purchase Price shall not be adjusted by reason of such payment except to the extent said payment is less than the value of the damage to the affected Asset, and then the Base Purchase Price shall be reduced only by the difference between the payment and the damage to the affected Asset, and Seller shall at Closing assign, transfer and set over unto Buyer all of the right, title and interest of Seller in and to such Asset and any unpaid awards or other payments arising out of such Casualty Loss.

         (C) For purposes of determining the diminution in value of an Asset as a result of a Casualty Loss, the Parties shall use the same methodology as applied in determining the diminution in value of an Asset as a result of a Title Defect as set forth in Section 5.6.

15.2 Third Party Beneficiaries. There are no third parties intended to benefit from this Agreement other than the parties protected or indemnified by either Party pursuant to Article 14 and then only to the extent provided in said Article 14.

15.3 Competition. Buyer acknowledges that Seller may presently own interests or have leads, prospects, information or ideas on properties or leaseholds adjacent to, adjoining or in the vicinity of the Assets. Seller shall not be prohibited in any way from competing with Buyer or pursuing any activity or business opportunity on property not being transferred to Buyer pursuant to this Agreement and Buyer shall not be prohibited in any way from competing with Seller or pursuing any activity or business opportunity on property not being transferred to Buyer pursuant to this Agreement.

15.4 Notices. Any notice, request, demand, or consent required or permitted to be given hereunder shall be in writing and delivered in person or by certified letter, with return receipt requested, or by facsimile addressed to the Party for whom intended at the following addresses:

         SELLER:

                  EL PASO GOM INC.
                  9 Greenway Plaza
                  Houston, Texas 77046
                  Attn: Offshore Land Department- Patrick Grammar
                  Tel: (832) 676-5019
                  Fax: (832) 676-1161

                  COLORADO INTERSTATE GAS COMPANY
                  CIG PRODUCTION COMPANY, L.P.
                  2 North Nevada Ave.
                  Colorado Springs, CO 80903
                  Attn:    Greg Gettman.
                  Tel:     (719) 520-4533
                  Fax:     (719) 520-4618

         BUYER:
                  PIONEER NATURAL RESOURCES USA, INC.
                  5205 N. O'Connor Blvd., Suite 1400
                  Irving, Texas 75039-3746
                  Attn: W. T. Howard
                  Tel:  (972) 969-3811
                  Fax:  (972) 969-3533
         or at such other address as any of the above shall specify by like notice to the other.

15.5 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its or its affiliates' publicly-traded securities (in which case the disclosing Party shall use all reasonable efforts to advise the other Party, and give the other Party an opportunity to comment on the proposed disclosure, prior to making the disclosure).

15.6     Personnel.

         As of Closing, per Seller's request, Buyer agrees to offer employment, effective at Closing, to that individual named on that separate correspondence of even date from Seller to Buyer. The offer shall include:

            1. At least the same monthly base salary paid as provided in that letter to Buyer dated April 9, 2002 ( and Pioneer may terminate the said employee for cause, but may not decrease such salary prior the first anniversary of the Closing); and

            2. Recognition of the said employee's years of actual service with
               Seller and its affiliates for purposes of vacation and sick leave entitlement under the terms of applicable Buyer policies and plans; and

            3. Recognition of the said employee's years of actual service with
               Seller and its affiliates for purposes of vesting in any Buyer pension benefit plan (as defined in the Employee Retirement Income Security Act of 1974 (ERISA), as amended; and

            4. Recognition of the said employee's years of actual service with
               Seller and its affiliates affiliate for purposes of calculating benefits under any Buyer severance plan under which the said employee may become eligible for benefits.

            5. Buyer may condition such offers on said employee's satisfaction of Buyer's pre-employment drug testing and background check requirements.

         Without Seller's prior written consent, for a period ending six (6) months from the Closing, Buyer will not directly or indirectly solicit for employment any person who is now employed by Seller or its affiliates involved in the exploration and production business in an executive, management, technical or professional position or otherwise considered by Seller to be a key employee. Without Buyer's prior written consent, for a period ending six (6) months from the Closing, Seller will not directly or indirectly solicit for employment any person who is now employed by Buyer or its affiliates involved in the exploration and production business in an executive, management, technical or professional position or otherwise considered by Buyer to be a key employee.

15.7 Compliance with Express Negligence Test. THE PARTIES AGREE THAT THE INDEMNIFICATION

         OBLIGATIONS OF THE INDEMNIFYING PARTY SHALL BE WITHOUT REGARD TO THE NEGLIGENCE OR STRICT LIABILITY OF THE INDEMNIFIED PERSON(S), WHETHER THE NEGLIGENCE OR STRICT LIABILITY IS ACTIVE, PASSIVE, JOINT, CONCURRENT OR SOLE.

15.8 Governing Law. This Agreement is governed by and must be construed according to the laws of the State of Texas, excluding any conflicts-of-law rule or principle that might apply the law of another jurisdiction. All disputes related to this Agreement shall be submitted to the jurisdiction of the courts of the State of Texas and venue shall be in the civil district courts of Harris County, Texas.

15.9 Exhibits. The Exhibits attached to this Agreement are incorporated into and made a part of this Agreement.

15.10    Fees, Expenses, Taxes and Recording.

         (A) Each Party shall be solely responsible for all costs and expenses incurred by it in connection with this transaction (including, but not limited to fees and expenses of its counsel and accountants) and shall not be entitled to any reimbursements from the other Party, except as otherwise provided in this Agreement.

         (B) Buyer shall file all necessary tax returns and other documentation with respect to all transfer, documentary, sales, use, stamp, registration and other similar taxes and fees, and, if required by applicable law, Seller shall join in the execution of any such tax returns and other documentation. Notwithstanding anything set forth in this Agreement to the contrary, Buyer shall pay any transfer, documentary, sales, use, stamp, registration and other similar taxes and fees incurred in connection with this Agreement and the transactions contemplated hereby.

         (C) Buyer shall, at its own cost, immediately record all instruments of conveyance and sale in the appropriate office of the state and county in which the lands covered by such instrument are located. Buyer shall immediately file for and obtain the necessary approval of all federal, Indian, tribal or state government agencies to the assignment of the Assets. The assignment of any state, federal or Indian tribal oil and gas leases shall be filed in the appropriate governmental offices on a form required and in compliance with the applicable rules of the applicable government agencies. Buyer shall supply Seller with a true and accurate photocopy reflecting the recording information of all the recorded and filed assignments within a reasonable period of time after their recording and filing.

15.11 Assignment/Buyer's Designee. This Agreement or any part hereof may not be assigned by either Party without the prior written consent of the other Party; provided, however, upon notice to the other Party, either Party shall have the right to assign all or part of its rights (but none of its obligations) under this Agreement in order to qualify transfer of the Assets as a "like-kind" exchange for federal tax purposes. Subject to the foregoing, this Agreement is binding upon the Parties hereto and their respective successors and assigns.

         The conveyance of any of the Assets at Closing to a designee of Buyer shall not relieve Pioneer Natural Resources USA, Inc., of any of its obligations under this Agreement.

15.12 Entire Agreement. This Agreement constitutes the entire agreement reached by the Parties with respect to the subject matter hereof, superseding all prior negotiations, discussions, agreements and understandings, whether oral or written, relating to such subject matter, except that the Confidentiality Agreement dated April 1, 2002, between the Parties shall remain in full force and effect in accordance with its terms through and until the Closing.

15.13 Severability. In the event that any one or more covenants, clauses or provisions of this Agreement shall be held invalid or illegal, such invalidity or unenforceability shall not affect any other provisions of this Agreement.

15.14 Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

15.15 Survival. The covenants of Buyer and Seller contained in this Agreement terminate at Closing with the exception of those Articles and Sections contained in Exhibit 15.15 which shall survive Closing.





                            -SIGNATURE PAGE FOLLOWS-

Executed as of the day and year first above written.

                                     SELLER:

                                     COLORADO INTERSTATE GAS COMPANY


                                     By:   /s/ JOHN W. SOMERHALDER, II
                                         --------------------------------



                                     CIG PRODUCTION COMPANY, L.P.
                                     By: CIG Resources Company,
                                           General Partner


                                     By:    /s/ JOHN W. SOMERHALDER, II
                                         --------------------------------



                                     EL PASO PRODUCTION GOM INC.

                                      By:   /s/ GREGORY W. HUTSON
                                          -------------------------------
                                              Name and Title



                                     BUYER:

                                     PIONEER NATURAL RESOURCES USA, INC.



                                     By:    /s/ MARK L. WITHROW
                                         --------------------------------
                                     Name:      Mark L. Withrow
                                     Title:     Executive Vice President

                                    EXHIBIT A
                             'B' CONTRACT DOCUMENTS

1. Agreement dated January 2, 1928, as amended, between CIG's predecessor in interest and Buyer's predecessor in interest.

2. Westpan Deed dated December 26 1951, as amended, from CIG's predecessor in interest to Westpan's predecessor in interest.

3. Gathering Agreement dated May 29, 1987, as amended, between CIG and Buyer's predecessor in interest.

4. Operating Agreement dated January 8, 1988, as amended, between Seller and Buyer's predecessor in interest.

5. 'B' Contract Production Allocation Agreement dated January 1, 1991, as amended, between Buyer and CIG.

6. 1996 Fain Gas Processing Agreement dated June 1, 1996, as amended, between Seller, Buyer's predecessor in interest and Westpan's predecessor in interest.

7. 1996 Agreement dated June 1, 1996, as amended, between Seller and Westpan's predecessor in interest.

8. Gathering System Operating & Maintenance Agreement dated May 1, 2001, between CIG and Buyer.

9.  2001 Gathering Agreement dated February 1, 2001, between CIG and Buyer.

10. Various letter agreements, correspondence and other material involving Items #1 through #9 above entered or exchanged between or among Buyer, Seller and/or their respective predecessors in interest prior to the date of this Agreement.

Notwithstanding anything else to the contrary in this Purchase and Sale Agreement, items 3, 8, and 9 above, and the rights hereunder, are to be conveyed pursuant to the Gathering Assets Purchase and Sale Agreement anticipated to be executed.

                                EXHIBIT 1.1(A)-1
                                     LEASES

                                EXHIBIT 1.1(A)-2
                                      WELLS

                              EXHIBIT 1.1 (A)(iii)
                                    EASEMENTS

                                      NONE

                                   EXHIBIT 1.2
                                 EXCLUDED ASSETS

1. All facilities and related property of any kind comprising CIG's FERC-jurisdictional transmission system, including, without limitation:

    o the Fourway compressor station facilities and associated real property (Sections 49 & 50, Block 6T, T&NO Survey, Moore County Texas)

    o the Big Canyon compressor station facilities and associated real property (Section 10, Block 3, G&M Survey, Potter County, Texas)

    o the Sanford Station facilities and associated real property (Section 82, Block 46, H&TC Survey, Hutchinson County, Texas

    o CIG's metering, pipelines and other equipment at the outlet of the Fain processing plant, each as identified on Attachment "A" to this Exhibit
        1.2. (Section 10, Block 3, G&M Survey, Potter County, Texas)

2. All gas gathering facilities and related real property, including the facilities, real property comprising CIG's Panhandle Field gathering system and Residue Fuel Pipeline.

3.  Gas Gathering Agreements between CIG and:

    o   Mckee d/b/a Brandy

    o   Bird Creek Resources

    o   Asher Resources

    o   CIG Merchant Company

    o   CIGPC

    o   JM Huber

    o   McClelland

    o   LeeJan Oil

    o   Sulliko

    o   Helo

4. Lease Agreement between CIG and Buyer dated May 1, 2001. All buildings and other facilities owned by Seller and located at the Bivins Station area which buildings and facilities are not covered by such Lease Agreement, including water for such facilities. (Section 33, Block PMC, EL&RR Survey, Potter County, Texas)

5. Communication towers and associated radio equipment attached as schedule A and frequencies (KKY91, KJT43, KKY92, KKY93, WNTP463, WNTQ971, WNTP464, WPQS402, WPQB627, KKA661)owned by Seller. Seller will retain an easement at Bivins and Fritch to access these facilities.

6. Seller's accounting records to the extent related to periods prior to 1998, except to the extent such records are relevant to a claim or dispute with a third party.

7. Any imbalance (both asset and liability) between CIG and CIGPC, including any rights or obligations under an Operational Balancing Agreement between CIG and CIGPC.

8. All aspects of the regulatory treatment by the FERC of the Assets subject to the jurisdiction of the FERC, including without limitation, rate treatment of such Assets and associated property.

Attachment "A" to Exhibit 1.2

Transmission pipelines:
F-1266
F-1267
3A
147A
147B
148A
193A
194A

                                EXHIBIT 2.2(A)(v)


                                EXHIBIT 2.2(A)(v)
                         SPLIT INTEREST WELL IMBALANCES
                             AS OF FEBRUARY 28, 2002


Well Name                                          Imbalance Volume (MMBtu)
---------                                          ------------------------
Greenwood C-1                                             +111
Barrick #1                                                -352
Entrinkin #2                                              -117
Gens #1                                                   -3,717
Hurst #2                                                  +1,013
Minns #1                                                  -2,187
Phillips B-1                                              +5,975
Smith #1                                                  +294

                  NET IMBALANCE                           +1,024

(+) Imbalances due CIG Production Company
(-) Imbalances due other working interest owners

                                   EXHIBIT 2.3
                        ALLOCATION OF BASE PURCHASE PRICE

                                 EXHIBIT 3.2 (A)
                               FORM OF ASSIGNMENT


STATE OF TEXAS                    ss.
                                  ss.
COUNTY OF ________________        ss.





                           ASSIGNMENT AND BILL OF SALE

        [TO BE CONFORMED TO THE TERMS OF THE PURCHASE AND SALE AGREEMENT]

      __________________, a ___________ corporation, (herein called "Assignor"), whose address is _____________________, for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER, SET OVER, and DELIVER unto ________________, a __________ corporation (herein called "Assignee"), whose address is ________________________, all of Assignor's right, title and interest in and to the following (collectively called the "Assets"):

      (A) COPY FROM PSA AND EDIT APPROPRIATELY

      The Assets shall not include, and there is excepted, reserved and excluded from this Assignment those items listed in Exhibit 1.2 (the "Excluded Assets").

      TO HAVE AND TO HOLD the Assets unto Assignee, its successors and assigns, forever.

      This Assignment is made and accepted expressly subject to the following terms and conditions:

1. THIS ASSIGNMENT IS MADE WITHOUT WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, EXCEPT THAT ASSIGNOR WARRANTS AND FOREVER WILL DEFEND THE ASSETS CONVEYED UNTO ASSIGNEE FROM AND AGAINST ALL PERSONS CLAIMING THE ASSETS OR ANY PART THEREOF BY, THROUGH OR UNDER ASSIGNOR, BUT NOT OTHERWISE.

2. ASSIGNOR EXPRESSLY DISCLAIMS AND NEGATES ANY WARRANTY AS TO THE CONDITION OF ANY PERSONAL PROPERTY, EQUIPMENT, FIXTURES AND ITEMS OF MOVABLE PROPERTY COMPRISING ANY PART OF THE ASSETS, IT BEING EXPRESSLY UNDERSTOOD THAT SAID PERSONAL PROPERTY, FIXTURES, EQUIPMENT AND ITEMS ARE BEING CONVEYED TO ASSIGNEE "AS IS" AND

      "WHERE IS" AND WITHOUT WARRANTY OF MERCHANTABILITY, CONDITION OR FITNESS FOR A PARTICULAR PURPOSE, EITHER EXPRESS OR IMPLIED.

3. This Assignment is made subject to the Purchase and Sale Agreement between Assignor and Assignee dated as of ________, 2002 (the "Purchase and Sale Agreement"). If there is any conflict between the terms of this Assignment (other than the terms of Assignor's warranty set forth in paragraph 1 above) and the terms of the Purchase and Sale Agreement, the Purchase and Sale Agreement shall control in all respects and shall not merge into the terms of this Assignment.

4. To the extent permitted by law, Assignee shall be subrogated to Assignor's rights in and to representations, warranties and covenants given with respect to the Assets, Assignor hereby grants and transfers to Assignee, its successors and assigns, to the extent so transferable and permitted by law, the benefit of and the right to enforce the covenants, representations and warranties, if any, which Assignor is entitled to enforce with respect to the Assets.

5. Assignor shall execute and deliver to Assignee, from time to time, such other and additional instruments, notices, division orders, transfer orders and other documents, and do all such other and further acts and things as may be necessary to more fully and effectively grant, convey and assign to Assignee the Assets and to satisfy the intent of the Purchase and Sale Agreement.

6. Unless provided otherwise, all recording references in the Exhibits hereto are to the official real property records of the county in which the Assets are located.

7. This Assignment binds and inures to the benefit of Assignor and Assignee and their respective successors and assigns.

8. This Assignment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original and all of which together shall constitute one and the same instrument.

      This Assignment is effective as of _____ a.m. (Central Time) on ___________, 2002 (the "Effective Time").

                            -SIGNATURE PAGE FOLLOWS-

      IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment on the date set forth in their respective acknowledgments below, but effective for all purposes as of the Effective Time.

                                   ASSIGNOR:

                                   By: _________________________________

                                   Name: _______________________________

                                   Title: ______________________________




                                   ASSIGNEE:

                                   By: _________________________________

                                   Name: _______________________________

                                   Title: ______________________________

STATE OF TEXAS               ss.
                             ss.
COUNTY OF HARRIS             ss.

Before me, the undersigned authority, a Notary Public in and for the County of Harris, State of Texas, personally appeared ______________________, to me known to be the person who executed the within and foregoing instrument as the ______________ of _________________, and acknowledged to me that he executed the same as the free and voluntary act and deed of such corporation for the uses and purposes therein set forth.

GIVE UNDER MY OFFICIAL SEAL, this ___ day of __________, 2002.

My Commission Expires:                      ____________________________
                                            Notary Public in and for
                                            Harris County, Texas



STATE OF TEXAS               ss.
                             ss.
COUNTY OF HARRIS             ss.

Before me, the undersigned authority, a Notary Public in and for the County of Harris, State of Texas, personally appeared ______________________, to me known to be the person who executed the within and foregoing instrument as the ______________ of ______________________, and acknowledged to me that he executed the same as the free and voluntary act and deed of such corporation for the uses and purposes therein set forth.

GIVE UNDER MY OFFICIAL SEAL, this ___ day of ___________, 2002.

My Commission Expires:                      ____________________________
                                            Notary Public in and for
                                            Harris County, Texas

                                 EXHIBIT 3.2(B)
                      CERTIFICATIONS OF NON-FOREIGN STATUS

      Section 1445 of the Internal Revenue Code provides that a transferee (buyer) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person. To inform the transferee (buyer) that withholding of tax is not required upon my disposition of a U.S. real property interest, the undersigned hereby certifies under penalties of perjury the following on behalf of Colorado Interstate Gas Company:

1. Colorado Interstate Gas Company is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations) nor a nonresident alien for U.S. income tax purposes;


      Colorado Interstate Gas Company's U.S. employer identification number is
      TIN: _______________________ ; and

      Colorado Interstate Gas Company's office address is P.O. Box 1087, Colorado Springs, CO 80944.

2. Colorado Interstate Gas Company understands that this Certificate may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

3. Under penalties of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this Document on behalf of Colorado Interstate Gas Company.


Date: _________________

                                            COLORADO INTERSTATE GAS COMPANY


                                            By:_________________________________
                                                     William H. Healy, Jr.
                                                     Vice President

STATE OF COLORADO                 )
                                  )
COUNTY OF EL PASO                 )

      Before me, a Notary Public in and for said County and State, on this _____day of _________________, 2002, personally appeared William H. Healy, Jr., on behalf of Colorado Interstate Gas Company, to me known to be the identical person who subscribed the name of the maker thereof to the foregoing instrument as its Vice President, and acknowledged to me that he executed the same as his free and voluntary act and deed and as the free and voluntary act and deed of such corporation for the uses and purposes therein set forth.

      GIVEN UNDER MY HAND AND SEAL OF OFFICE this the ___ day of ______________, 2002.


(SEAL)                                      __________________________________
                                                 Notary Public in and for
My Commission Expires                            El Paso County, Colorado

______________________                      __________________________________
                                                   (Type or Print Name)

                       CERTIFICATION OF NON-FOREIGN STATUS

      Section 1445 of the Internal Revenue Code provides that a transferee (buyer) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person. To inform the transferee (buyer) that withholding of tax is not required upon my disposition of a U.S. real property interest, the undersigned hereby certifies under penalties of perjury the following on behalf of CIG Production Company, L.P.:

1. CIG Production Company, L.P. is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations) nor a nonresident alien for U.S. income tax purposes;


      CIG Production Company, L.P.'s U.S. employer identification number is TIN:
      _______________________ ; and

      CIG Production Company, L.P.'s office address is 2 North Nevada Ave., Colorado Springs, CO 80903.

2. CIG Production Company, L.P. understands that this Certificate may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

3. Under penalties of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this Document on behalf of CIG Production Company, L.P..


Date: _________________

                                            CIG PRODUCTION COMPANY, L.P.
                                            By: CIG Resources Company,
                                                  General Partner

                                            By:_________________________________
                                                     William H. Healy, Jr.
                                                     Vice President

STATE OF COLORADO            )
                             )
COUNTY OF EL PASO            )

      Before me, a Notary Public in and for said County and State, on this _____day of _________________, 2002, personally appeared William H. Healy, Jr., on behalf of CIG Resources Company, general partner of CIG Production Company, L.P., to me known to be the identical person who subscribed the name of the maker thereof to the foregoing instrument as its Vice President, and acknowledged to me that he executed the same as his free and voluntary act and deed and as the free and voluntary act and deed of such corporation for the uses and purposes therein set forth.

      GIVEN UNDER MY HAND AND SEAL OF OFFICE this the ___ day of ______________, 2002.


(SEAL)                                      __________________________________
                                                 Notary Public in and for
My Commission Expires                            El Paso County, Colorado

______________________                      __________________________________
                                                   (Type or Print Name)

                      CERTIFICATIONS OF NON-FOREIGN STATUS

      Section 1445 of the Internal Revenue Code provides that a transferee (buyer) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person. To inform the transferee (buyer) that withholding of tax is not required upon my disposition of a U.S. real property interest, the undersigned hereby certifies under penalties of perjury the following on behalf of El Paso Production GOM Inc.:

      1. El Paso Production GOM Inc.is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations) nor a nonresident alien for U.S. income tax purposes;

            El Paso Production GOM Inc.'s U.S. employer identification number is TIN; and

            El Paso Production GOM Inc.'s office address is P.O. Box 1087, Colorado Springs, CO 80944.

      2. El Paso Production GOM Inc. understands that this Certificate may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

      3. Under penalties of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this Document on behalf of El Paso Production GOM Inc.:



Date: _________________

                                           El Paso Production GOM Inc.:


                                           By:_________________________________



STATE OF COLORADO              )
                               )
COUNTY OF EL PASO              )

      Before me, a Notary Public in and for said County and State, on this _____day of _________________, 2002, personally appeared on behalf of El Paso Production GOM Inc.: to me known to be the identical person who subscribed the name of the maker thereof to the foregoing instrument as its Vice President, and acknowledged to me that he executed the same as his free and voluntary act and deed and as the free and voluntary act and deed of such corporation for the uses and purposes therein set forth.

      GIVEN UNDER MY HAND AND SEAL OF OFFICE this the ___ day of ______________, 2002.


(SEAL)                                      __________________________________
                                                 Notary Public in and for
My Commission Expires                            El Paso County, Colorado

______________________                      __________________________________
                                                   (Type or Print Name)

                                 EXHIBIT 3.2 (H)
                              TRANSITION AGREEMENT


                              TRANSITION AGREEMENT


      THIS TRANSITION AGREEMENT ("Agreement") is entered into the ___ day of   ,
2002, by and between PIONEER NATURAL RESOURCES USA, INC.("Pioneer"), and CIG PRODUCTION COMPANY, L.P. and Colorado Interstate Gas Company ( collectively "CIG").

      WHEREAS, on the   day of      , 2002, but effective as of July 1, 2002 CIG
executed and delivered to Pioneer an Assignment and Bill of Sale covering
certain oil and gas properties and related interests described on Exhibit "    "
attached hereto (the "Assets") pursuant to that certain Purchase and Sale
Agreement dated April   , 2002, between CIG, et al. and Pioneer (the "Purchase
and Sale Agreement"); and

      WHEREAS, Pioneer currently operates the Assets located in Texas and CIG otherwise has provided administrative services and accounts for such Subject Assets; and

      WHEREAS, the parties hereto desire that CIG continue certain administrative services for the Subject Assets for a limited period of time in accordance with the terms of this Agreement.

      NOW, THEREFORE, based upon the mutual covenants and considerations contained herein, the parties agree as follows:

1. SCOPE OF SERVICES: Pioneer will physically operate the Assets. Effective as of the date of this Agreement, CIG shall endeavor in good faith to continue, from and after the Closing under the Purchase and Sale Agreement through the production month of August, 2002 the accounting (revenue and production/regulatory) and administrative land services (royalty, delay rental, shut-in payments and other payments) for the Assets, in general conformity to its recent past practices with regard to the Assets. Such services shall be performed by CIG after reasonable consultation with Pioneer under the terms of this Agreement are limited to the following:

      (a) To maintain such personnel as may be reasonably necessary to perform the services provided under this Agreement;

      (b) Administer the contracts, books, records and accounts associated with the ownership and operation of the Assets;

      (c) Purchase supplies and materials associated with the administration of the Assets as provided in (b) above; provided, however, CIG shall not, without the prior written consent of Pioneer, purchase any of the above if such purchase is in excess of $1,000 for any single item, except in cases reasonably believed by CIG to constitute an emergency.

      (d) Contract for services associated with the administration of the Assets provided herein; provided however, CIG shall not, without the prior written consent of Pioneer, enter into a service contract which would result in a charge in excess of $5,000 except in cases reasonably believed by CIG to constitute an emergency;

      (e) Pay on behalf of Pioneer lease rentals, shut-in royalties, minimum royalties, payments in lieu of production, royalties, overriding royalties, including all minimum pay balances, production payments, net profit payments and similar burdens;

      (f) Pay out the lease settlements and other liquidated monetary obligations that are associated with the accounting and administrative land functions and marketing services of the Subject Assets;

      (g) If requested by Pioneer, provide marketing, (as to the Assets located in Oklahoma and Kansas only) necessary to sell Pioneer's share of the products produced from said Assets;

      (h) File severance tax returns/reports, regulatory reports and responses, and process and remit severance tax amounts to state or other governmental authorities, as appropriate.

      (i) Collect receivables and distribute revenue with regard to the Assets;

      (j)   Release any minimum suspense funds as requested by Pioneer;

      (k) Provide assistance, as reasonably requested by Pioneer, in familiarizing Pioneer's personnel (including contract personnel) with the administration or operation of said Assets.

2. LIMITATION ON SERVICES: Notwithstanding anything contained in Section 1 to the contrary, CIG shall not have the obligation to provide services under the terms of this Agreement to perform any of the duties of Pioneer contained in Section 3 below

3. DUTIES OF Pioneer: At all times which this Agreement is in effect, Pioneer agrees:

      (a) To market all production of oil, gas or other substances from the Assets not marketed by CIG, and receive and collect all proceeds therefrom;

      (b) To pay all royalties and other payments with regard to the Assets which are not paid by CIG;

      (c) To pay CIG, upon receipt of CIG's invoice, the sum $38,500 per month for its services under this Agreement. In addition, Pioneer shall reimburse CIG for the costs allowed to be incurred on Pioneer's behalf under this Agreement within thirty (30) days after CIG invoice;

      (d) To perform all accounting functions associated with the ownership and/or operator of the Assets not provided by CIG.

4. TERMINATION AND TURNOVER DATE: This Agreement shall commence on the date first referenced above and shall, unless earlier terminated by Pioneer on thirty (30) days advance written notice terminate with August as to the Assets at 5:00 p.m. on September 30, 2002 (the "Termination Date").

5. INDEMNIFICATION AND RELEASE: CIG AND ITS OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES, ("CIG GROUP") SHALL NOT BE LIABLE FOR ANY CLAIMS, DEMANDS, SUITS, CAUSES OF ACTION, LOSSES, DAMAGES, LIABILITIES AND COSTS (INCLUDING ATTORNEYS' FEES AND COSTS OF LITIGATION) ("CLAIMS") ARISING OUT OF OR RESULTING FROM THIS AGREEMENT OR THE SERVICES PROVIDED BY OR ON BEHALF OF THE CIG GROUP UNDER THE TERMS OF THIS AGREEMENT. PIONEER RELEASES THE CIG GROUP FROM AND SHALL FULLY PROTECT, INDEMNIFY AND DEFEND THE CIG GROUP AND HOLD EACH OF THEM HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS ARISING OUT OF OR RESULTING FROM THIS AGREEMENT OR THE SERVICES PROVIDED BY THE CIG GROUP UNDER THE TERMS OF THIS AGREEMENT AS WELL AS FOR THE CLAIMS, SERVICES OR ACTIONS OF PERSONS MADE AVAILABLE BY PIONEER PURSUANT TO THIS AGREEMENT. THE INDEMNITIES AND RELEASE PROVIDED IN THIS AGREEMENT SHALL SURVIVE TERMINATION OF THIS AGREEMENT AND SHALL APPLY TO ALL CLAIMS SUBJECT TO INDEMNITY AND/OR RELEASE HEREUNDER, INCLUDING THOSE BASED ON NEGLIGENCE OF ANY NATURE, INCLUDING SOLE NEGLIGENCE, SIMPLE NEGLIGENCE, CONCURRENT NEGLIGENCE, ACTIVE NEGLIGENCE, PASSIVE NEGLIGENCE, STRICT LIABILITY OR FAULT OF CIG.

6. EXCUSED PERFORMANCE: CIG shall be relieved of responsibility to perform any services under this Agreement upon any breach of this Agreement by Pioneer and CIG shall thereafter be excused from its obligation to perform such services.

7. ASSIGNABILITY: The rights, duties and privileges under this Agreement shall not be assigned by the parties hereto without the prior written consent of the non-assigning party and any purported assignment without such consent shall be void, provided however, CIG shall be entitled to engage contract personnel to perform services contemplated under this Agreement.

8. GOVERNING LAW: This Agreement shall be governed by and construed under the laws of the State of Texas, excluding any conflict of law rules which may require the application of laws of another jurisdiction.

9. NOTICES: All notices, requests and other communications shall be provided in accordance with the terms of the Purchase and Sale Agreement.

10. SEVERABILITY. If a court of competent jurisdiction finds any clause or provision of this Agreement to be void, invalid, or otherwise unenforceable, the other clauses and provisions shall remain in full force and effect and the clauses and provisions which are determined to be void, invalid or unenforceable shall be limited so that they shall remain in effect to the full extent permissible by law.

11. NO MODIFICATION. This Agreement is intended to be in addition to and subordinate to and not to modify the Purchase and Sale Agreement, which Purchase and Sale Agreement remains in full force and effect in accordance with its terms.


      IN WITNESS WHEREOF, the parties agree to the foregoing on the day and year first set forth above.


                                    PIONEER NATURAL RESOURCES USA, INC.

                                    By:   ___________________________________

                                    Name: ___________________________________

                                    Title:___________________________________


                                    COLORADO INTERSTATE GAS COMPANY

                                    By:   ___________________________________

                                    Name: ___________________________________

                                    Title:___________________________________


                                    CIG PRODUCTION COMPANY, LP

                                    By:   ___________________________________

                                    Name: ___________________________________

                                    Title:___________________________________

                                 EXHIBIT 5.3(B)
              GAS PURCHASE, SALES, PROCESSING AND OTHER AGREEMENTS


1. Gas Purchase Agreement dated January 1, 1997, between CIGPC and CIG Merchant Company.

      a.    Amendment dated May 1, 2001, between the parties.

      b. Partial Assignment dated May 1, 2001, from CIG Merchant Company to CIG Field Services Company.

2.    Gas Purchase Agreements between:

      a. The Merchant Division of CIG, and Kuehne Oil Company, Inc., dated May 3, 1994, for Panhandle Field: Moore, Carson & Potter Counties, Texas, assigned by The Merchant Division of CIG to CIG Merchant Company effective July 1, 1998.

            i. Settlement Agreement dated May 3, 1994, between CIG and Kuehne Oil Company.

            ii. Stipulation, Agreement, and Quitclaim Deed, dated May 3, 1994, between CIG and Kuehne Oil Company.

            iii. Letter Agreement, dated November 10, 1995, between CIG and MJM Oil & Gas Company (successor in interest to some or all of the interest of Kuehne Oil Company subject to the Settlement Agreement dated May 3, 1994).

      b. The Merchant Division of CIG, and Kestrel Resources, Inc, Red Cave Limited Liability Company, Empiric Energy Inc., Richmond Petroleum, Inc., and McAndrew Management, Inc., dated August 11, 1995, assigned by The Merchant Division of CIG to CIG Merchant Company on July 1, 1998.

            i. Stipulation, Agreement, and Quitclaim Deed, dated August 18, 1995, among CIG, CIGPC and Kestrel Resources Inc., Red Cave Limited Liability Company, Empiric Energy Inc., Richmond Petroleum Inc.

3. Helium Processing Agreement dated December 1, 1999, between CIGPC and Keyes Helium Company, LLC.

4.    Service Agreements (casinghead gas) between CIG and:

      a. Beren Corporation, and Adolph Beren, Harry H. Beren, and Israel Henry Beren, co-partners doing business as Okmar Oil Company, dated December 1, 1987.

      b. Coastal Oil & Gas Corporation, dated November 1, 1986 and Letter Agreement dated March 3, 1987, subsequently assigned by CO&GA to Jetta Production Company, which Jetta later assigned to Bird Creek.(1)

      c. Bee-Tree Texas Limited Partnership, partially executed in or about July, 1989, by Bee-Tree.(2)

      d.    Sanvin, Inc., dated March 1, 1990

      e. Richome Oil Company, a partnership of J. B. Herrman and R. P. Herrman, dated February 15, 1974.

      f.    T. Leon Brown, d/b/a Leejan Oil Company, dated June 17, 1985.

5. Master Service Agreement (Greenwood C-1 wellhead compressor) dated July 24, 2000, between Colorado Interstate Gas Company and USA Compression, Inc.


--------------
(1) No records regarding the assignments from Coastal Oil & Gas Corporation to Jetta Production Company, nor from Jetta Production Company were made available to CIG in Colorado Springs.

(2) The Service Agreement was executed in duplicate by Bee-Tree Texas Limited Partnership, however, CIG did not execute either copy.

(3) Copy unavailable.

                             EXHIBIT 5.3 (B)(ii)(6)
                                      LIENS

                                      NONE

                                 EXHIBIT 7.1(D)
                         AUTHORIZATION FOR EXPENDITURES



                                      NONE

                                 EXHIBIT 7.1 (E)
                            CONTRACTUAL RESTRICTIONS


                                      NONE

                                 EXHIBIT 7.1(F)
                                   LITIGATION

                                      NONE

                                 EXHIBIT 7.1(I)
                                  TAX LIABILITY


The Comptroller's Office of the State of Texas issued a Notification of Audit Results dated April 21, 1997 asserting that Seller underpaid its severance tax obligation for the period January 1, 1992 through June 30, 1996. Subsequently, Seller and the staff of the Comptroller's Office reached agreement (assigned Hearing No. 37,792) that Seller had actually overpaid and was entitled to a net refund for this period of $310,153.77, which Seller took in the form of a credit against taxes for the year 1998. The Comptroller's Office has not yet signed the order formalizing the agreement. CIG has flowed the credit through the Administrative Fee under the Pioneer Operating Agreement.

                                 EXHIBIT 7.1 (L)
                                VALID AGREEMENTS

                                      NONE














                                       2